ALLEGHENY ENERGY, INC.

11⅞% NOTES DUE 2008

_____________________________________________

INDENTURE

DATED AS OF JULY 24, 2003

_____________________________________________

WILMINGTON TRUST COMPANY

AS TRUSTEE

CROSS REFERENCE TABLE*
Trust Indenture Indenture Act Section Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06, 12.02
	(d)	7.06
314	(a)	4.21, 12.02, 12.05
	(b)	10.03
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	10.02
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05, 12.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12

*        This Cross Reference Table is not a part of the Indenture. This Cross Reference Table shall be without effect until such time as this Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

          N.A. means not applicable

Trust Indenture Indenture Act Section Section
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

INDENTURE dated as of July 24, 2003, between Allegheny Energy, Inc., a Maryland corporation (the "Company"), and Wilmington Trust Company, a Delaware banking association, as trustee (the "Trustee").

                          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11⅞% Notes due 2008 (the "Notes"), which shall be issued to evidence loans made to the Company by Allegheny Capital Trust I, a Delaware statutory trust ("Capital Trust"), from the proceeds of the sale of undivided preferred beneficial interests in the assets of Capital Trust ("Preferred Securities") and undivided common beneficial interests in the assets of Capital Trust ("Common Securities").

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions.
"Additional Legend" means a legend substantially in the form set forth in Section 2.06(c) to be placed upon all Notes.
"Additional Notes" means additional notes (other than the Initial Notes and the PIK Notes) issued from time to time under this Indenture in accordance with all of the terms hereof.
"AESC" means Allegheny Energy Supply Company, LLC, a Delaware limited liability company, and any and all successors thereto.
"AESC Companies" means AESC and its Subsidiaries.

                          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

"Agent" means any Registrar, Paying Agent or co-registrar.
"Agent Member" means, with respect to any Depositary, any member of, or participant in, the Depositary.

                          "Applicable Law" means, with respect to any Person, any and all laws, statutes, regulations, rules, orders, injunctions, decrees, writs, determinations, awards and judgments issued by any Governmental Authority applicable to such Person, including all Environmental Laws.

                          "Applicable Premium" means, with respect to a Note at any date of redemption, the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at June 15, 2006 (such redemption price being described in Section 3.07(a) and (b) hereof) plus (2) all required interest payments (including Special Interest, if any) due on such Note through June 15, 2006 (excluding accrued but unpaid interest and Special Interest), computed, in both cases, using a discount rate equal to the Treasury Rate plus 5.0%, over (B) the principal amount of such Note.

                          "Applicable Procedures" means, with respect to any transfer or transaction of or involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, Luxembourg, in each case to the extent applicable to such transaction and as in effect from time to time.

                          "Asset" means, with respect to any Person, all or any part of its business, property, rights, interests and assets, both tangible and intangible (including Equity Interests in any Person), wherever situated.

"Asset Sale" means any Sale of any Asset by the Company or a Restricted Subsidiary to a third party which is not the Company or a Restricted Subsidiary.

                          "Asset Sale Covenant" means the covenant of the Company contained in Section 2.06(b)(ii) of the Principal Credit Agreement to apply a portion of the proceeds of certain Asset Sales (as defined in the Principal Credit Agreement) to the repayment of specified indebtedness, and excluding the other covenants contained in such Section 2.06(b)(ii).

                          "Attributable Debt" in respect of a sale/leaseback transaction, Capital Lease or Finance Lease means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale/leaseback transaction, Capital Lease or Finance Lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

"Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
"Basket Asset Sales" has the meaning provided in 0 hereof.

                          "Benchmark Asset Sale Covenant" means a covenant, agreement or undertaking in favor of the lenders of Permitted Refinancing Indebtedness in respect of the Credit Facilities (or Permitted Refinancing Indebtedness in respect of such Refinanced Indebtedness) that is at least as favorable to the lenders with respect to such Permitted Refinancing Indebtedness as a covenant that requires the Company and its Restricted Subsidiaries to apply not less than 75% of the net proceeds to the Company and its Restricted Subsidiaries of Asset Sales to prepay such Permitted Refinancing Indebtedness, with (i) such exceptions to such undertaking as are provided in Section 5.02(e) of the Principal Credit Agreement, as in effect on the date of this Indenture, and (ii) such further or additional exceptions which, together, permit cumulative aggregate Asset Sales in an amount that does not exceed $25,000,000.

                          "Benchmark Investments Covenant" means a covenant restricting Investments by the Company and its Restricted Subsidiaries that is substantially economically similar to the Investments Covenant. For the avoidance of doubt, a covenant will be substantially economically similar to the Investments Covenant for the purposes of this definition if it is at least as favorable to the beneficiaries thereof as a covenant that restricts the Company and its Restricted Subsidiaries from making Investments with (i) such exceptions as are contained in the Investments Covenant and (ii) further or additional exceptions which, together, permit Investments in a cumulative aggregate amount that does not exceed $100,000,000.

                          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

                          "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the board of directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

"Business Day" means any day other than a Legal Holiday.

                          "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period (whether financed by cash or by Indebtedness (including Obligations under Capital Leases) assumed or incurred to fund, directly or indirectly, such expenditures) for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

"Capital Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                          "Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Capital Trust" has the meaning provided in the preamble hereto.

                          "Change of Control" means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) or series of related transactions the result of which is that any "person" or "group" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the consummation of any transaction (including, without limitation, any merger or consolidation, but excluding any primary offering by the Company of Voting Stock or securities convertible into or exercisable or exchangeable for Voting Stock of the Company for cash) or series of related transactions, the result of which is that the Beneficial Owners of the Voting Stock of the Company, determined as of the date and time immediately prior to the consummation of the first such transaction, Beneficially Own less than 50% of the Voting Stock of the Company upon consummation of such transaction or transactions.

                          "Change of Control Premium" means (i) in the event of a Change of Control pursuant to which the acquiring entity or, if none, the surviving entity is an entity the senior debt securities of which are, immediately after such Change of Control, ascribed an Investment Grade Rating by any Nationally Recognized Statistical Rating Organization, 1% and (ii) in the event of any Change of Control, other than a Change of Control described in clause (i), (x) if the Change of Control occurs prior to June 15, 2006, the Applicable Premium, (y) if the Change of Control occurs on or after June 15, 2006 but prior to June 15, 2007, 5.9375% and (z) if the Change of Control occurs on or after June 15, 2007, 2.96875%.

"Clearstream, Luxembourg" means Clearstream Banking, société anonyme (or any successor securities clearing agency).
"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
"Common Securities" has the meaning provided in the preamble hereto.
"Company" means Allegheny Energy, Inc., and any and all successors thereto.
"Company Order" means a written request or order signed in the name of the Company by an Officer, and delivered to the Trustee.
"Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                          "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Indebtedness, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

"Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                          A."Covenant Commencement Event" shall have occurred at such time as the Asset Sale Covenant is no longer in effect, if as of such time the Company has not covenanted, agreed or assumed a Benchmark Asset Sale Covenant with lenders of Permitted Refinancing Indebtedness in respect of the Credit Facilities (or Permitted Refinancing Indebtedness in respect of such Refinanced Indebtedness).

"Credit Facilities" means the Principal Credit Agreement and the Hagerstown Credit Agreement.

                          "Credit Facility Debt" means all indebtedness (whether principal, interest, fees or other amounts) incurred or owing under the Credit Facilities and under any Permitted Refinancing Indebtedness in respect of Indebtedness under the Credit Facilities and Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Refinanced Indebtedness.

                          "Current Business" means each of the (i) generation, transmission and distribution of electric energy; (ii) acting as a holding company, registered under PUHCA; (iii) ownership of coal reserves; (iv) purchase, manufacture, production, transmission, sale and distribution of natural gas; (v) engagement in oil and gas exploration, production and transmission; (vi) ownership of certain patent rights concerning a pipe coil trailer and its accessories and the manufacture and marketing of these trailers; (vii) ownership of various parcels of land; (viii) sale of property of Subsidiaries; (ix) purchase and ownership of various intangible property; (x) management of the investment capital derived from affiliate activities; (xi) issuance and sale of certain financial instruments; (xii) buying of subordinated debt and/or notes; (xiii) segregation and centralization of the internal finance function with regard to the cost of future activities; (xiv) development of electric generation facilities; (xv) development of natural gas-fired, barge-mounted power projects; (xvi) development of new business ventures, including investment in growing industries such as telecommunications and information technology; (xvii) provision of services and product offerings that include telecommunications, distributed generation and real estate; (xviii) lending of money within the corporate group; (xix) pursuit of the development of retail and wholesale telecommunications opportunities; (xx) management of external energy development projects; (xxi) development, marketing and implementation of energy conservation services; (xxiii) facilitation of the transfer of electric generation assets; (xxiv) without duplication of the foregoing, trading of energy-related commodity products; and (xxv) without duplication of the foregoing, all businesses and activities engaged in on the date hereof.

"Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
"Declaration of Trust" means the Amended and Restated Declaration of Trust of Capital Trust, dated as of the date hereof, as the same may be amended from time to time.
"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                          "Definitive Note" means a certificated Note registered in the name of the Holder thereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in 0 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                          "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or legally binding judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health and safety as it relates to Hazardous Materials or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Company or any of its Subsidiaries, or under common control with the Company or any of its Subsidiaries, within the meaning of Section 414 of the Code.

"Euroclear" means Euroclear Bank.
"Excess Proceeds" has the meaning provided in 0 hereof.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

                          "Finance Lease" means, for any Person, any lease, any hire purchase, conditional sale or other form of title retention agreement which is recognized, in accordance with GAAP, in such Person's financial statements as being in the nature of a borrowing.

                          "Free Cash Amount" means, as of any time of determination, the sum of (x) the cumulative aggregate Net Cash Proceeds from Asset Sales to the Company and its Restricted Subsidiaries, less such amounts applied by the Company to repurchase Indebtedness under the Principal Credit Agreement pursuant to Section 2.06(b) thereof, or Indebtedness under the Hagerstown Credit Agreement pursuant to Section 2.05(b) thereof or Notes pursuant to 0, plus (y) the cumulative aggregate net proceeds to the Company from the issuance of Equity Interests in the Company, less such amounts applied to repurchase Indebtedness under the Principal Credit Agreement pursuant to Section 2.06(b) thereof, or Indebtedness under the Hagerstown Credit Agreement pursuant to Section 2.05(b) thereof, in each case, from and after the date of this Indenture and immediately prior to such time of determination, less (z) amounts applied during such period to Investments pursuant to clause (v) of 0 and Restricted Payments pursuant to clause (i)(B) of 0 of this Indenture.

                          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

"Global Note" means a Note that is registered in the Security Register in the name of a Depositary and bearing a Global Note Legend.
"Global Note Legend" means the legend substantially in the form set forth in Section 2.06(c) and required to be placed on all Global Notes issued under this Indenture.

                          "Governmental Authority" means any national, state, county, city, town, village, municipal or other de jure or de facto government department, commission, board, bureau, agency, authority or instrumentality of a country or any political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other Person controlled by any of the foregoing.

                          "Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                          "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of an agreement to maintain working capital, equity capital or the net worth or solvency of another Person, take-or-pay arrangements or other "keep-well" arrangements or a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

"Hagerstown Credit Agreement" means the Credit Agreement, dated as of February 21, 2003, between the Company and Hagerstown Trust Company.

                          "Hazardous Materials" means (i) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (ii) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                          "Hedge Agreements" means all agreements relating to rate swaps, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross currency rate swap transactions, currency options or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

"Holder" means a Person in whose name a Note is registered on the Registrar's books.

                          "Indebtedness" of any Person (the "obligor") means, without duplication, (a) all Obligations of such Person for or in respect of moneys borrowed or raised (whether or not for cash) by whatever means (including acceptances, deposits, discounting, letters of credit, factoring (other than on a nonrecourse basis), and any other form of financing which is recognized in accordance with GAAP in the obligor's financial statements as being in the nature of a borrowing or is treated as "off-balance" sheet financing (including all amounts financed under any Synthetic Lease, sale/leaseback (to the extent of the Attributable Debt in respect thereof) or other synthetic financing transaction)); (b) all Obligations of the obligor evidenced by notes, bonds, debentures or other similar instruments other than any such instruments issued in connection with accounts payable excluded pursuant to the parenthetical in clause (c) below; (c) all Obligations of the obligor for the deferred purchase price of property or services (other than accounts payable within 90 days of being incurred arising in the ordinary course of such Person's business and not more than 90 days past due and not subject to a contest); (d) all Obligations of the obligor created or arising under any Finance Leases with respect to property acquired by the obligor (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Obligations of the obligor as lessee under Capital Leases; (f) all Obligations, contingent or otherwise, of the obligor under acceptance, letter of credit or similar facilities other than as issued (i) in connection with Obligations excluded pursuant to clause (b) above or the parenthetical in clause (c) above; or (ii) as credit support for leases which are not Capital Leases or Finance Leases; (g) all Obligations of the obligor created or arising under any conditional sale or other title retention agreement with respect to property acquired by the obligor (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (h) all Obligations of the obligor in respect of Hedge Agreements; (i) all Contingent Obligations of the obligor with respect to Indebtedness; and (j) all Indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the obligor, even though the obligor has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

"Indenture" means this Indenture, as amended or supplemented from time to time.
"Initial Notes" means the first $300,010,000 aggregate principal amount of Notes issued under this Indenture.
"Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, but not also a QIB.

                          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Indebtedness or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (h) or (i) of the definition of "Indebtedness" in respect of such Person.

                          "Investment Grade Rating" means a rating of Baa3 or higher by Moody's Investors Service, BBB- or higher by Standard & Poor's, Fitch Ratings or Duff & Phelps Credit Rating Co. or analogous ratings by any other Nationally Recognized Statistical Rating Organization.

"Investments Covenant" means the covenant restricting Investments contained in Section 5.02(f) of the Principal Credit Agreement, as in effect on the date hereof.
"Issue Date" means July 24, 2003.

                          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period, except that if such next succeeding day is in the next succeeding calendar year, such payment may be made on the next preceding day that is not a Legal Holiday.

                          "Lien" means any lien, mortgage, deed of trust, pledge, security interest or other charge or encumbrance of any kind, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

"Like Warrant Number" means, with respect to any Note, a Warrant Number (as defined in the Attached Warrants) equal to the principal amount of such Note divided by 1,000.
"Majority in Liquidation Amount of the Preferred Securities" has the meaning provided in the Declaration of Trust.

                          "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole.

                          "Money Pool" means those financial arrangements authorized among the Company and certain of its Restricted Subsidiaries authorizing inter-company based loans pursuant to the authorization of and restrictions of the SEC.

"Mountaineer" means Mountaineer Gas Company, a West Virginia corporation.
"MPC" means Monongahela Power Company, an Ohio corporation.

                          "Multiple Employer Plan" means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its Subsidiaries or any ERISA Affiliate and at least one Person other than the Company, its Subsidiaries and the ERISA Affiliates or (b) was so maintained and in respect of which the Company and any of its Subsidiaries or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

"Nationally Recognized Statistical Rating Organization" shall have the meaning provided in Rule 436(g)(2) under the Securities Act.

                          "Net Cash Proceeds" means, with respect to any Asset Sale by the Company or any Restricted Subsidiary, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such Asset Sale after deducting therefrom only (without duplication) the following (to the extent directly and primarily relating to such transaction): (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finders fees and other similar fees and commissions, (ii) the amount of taxes (or amounts owing pursuant to any tax allocation agreement) payable in connection with or as a result of such transaction, (iii) the amount of any Indebtedness secured by a Lien on the Asset which is the subject of such Asset Sale that is repaid, redeemed or defeased upon such disposition, (iv) the costs associated with terminating all Hedge Agreements, if any, entered into in connection with such Asset, which Hedge Agreements are not being sold as part of such Asset Sale, but only to the extent that the amounts so deducted are, at the time or within a reasonable time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or the Company or any Restricted Subsidiary and are properly attributable to such transaction or to the Asset that is the subject thereof; provided that in the case of amounts that are deductible under clause (ii) or (iv) above but for the fact that, at the time of receipt of such cash, such amounts have not been actually paid or are not then payable, such Person may deduct an amount (the "Reserved Amount") equal to (a) in the case of amounts that are deductible under clause (ii) above, the amount reserved in accordance with GAAP for such Person's reasonable estimate of such amounts, other than taxes for which such Person is indemnified and (b) in the case of amounts that are deductible under clause (iv) above, such Person's reasonable estimate of such amounts; provided further that, at the time such amounts are paid, an amount equal to the amount, if any, by which the Reserved Amount for such amounts exceeds the amount of such amounts actually paid shall constitute "Net Cash Proceeds" of the type for which such amounts were reserved for all purposes hereunder.

                          "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any PIK Notes and Additional Notes shall be treated as a single class for all purposes under this Indenture.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

                          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of 0 hereof.

                           "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

"Parent Guarantee" means a Guarantee by the Company of Indebtedness of any Subsidiary of the Company.

                          "Pari Passu Indebtedness" means, with respect to any Person, any Indebtedness with respect to such Person which ranks equally in right of payment with the Notes relative to Credit Facility Debt pursuant to a written agreement to that effect.

"PBGC" means the Pension Benefit Guaranty Corporation (or any successor).
"PEC" means The Potomac Edison Company, a Maryland and Virginia corporation.

                          "Permitted Capital Expenditure Indebtedness" means Indebtedness incurred by Mountaineer, MPC, PEC and WPPC, the proceeds of which are used upon, or reserved to be used commencing within twelve months after, receipt thereof to fund Capital Expenditures (i) that are mandated or required by Applicable Law or necessary with respect to the mandatory service obligations thereof or with respect to safety and reliability or (ii) that are reasonably incurred in the ordinary course of business in an aggregate principal amount not to exceed $50,000,000 in any calendar year.

                          "Permitted Hedging Agreement" means, with respect to any Person, an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement or arrangement of a similar character, in each case in a customary form and entered into solely to protect such Person against fluctuations in interest rates payable with respect to floating rate Indebtedness of such Person.

                          "Permitted Junior Securities" means (i) Equity Interests in the Company or any Restricted Subsidiary; or (ii) debt securities that are subordinated to all Credit Facility Debt (and any debt securities issued in exchange for Credit Facility Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Credit Facility Debt under this Indenture.

                          "Permitted Liens" means (i) Liens for taxes, assessments and governmental charges or levies; (ii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (iii) Liens or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (iv) surety and appeal bonds, provided that, to the extent that such Liens are on Equity Interests of any or all of MPC, PEC and WPPC, such Liens may not secure Obligations at any time outstanding in an aggregate amount in excess of $200,000,000; (v) bid bonds and performance and return of money bonds; (vi) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (vii) any Lien constituting the replacement, extension or renewal of a Lien existing on the date hereof on any Asset of the Company or any Restricted Subsidiary, which Lien is upon or in the same property theretofore subject to such existing Lien upon the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby as of the date of such replacement; (viii) Liens relating to claims against the Company or any Restricted Subsidiary, the validity or amount of which are being contested in good faith by appropriate proceedings timely instituted and diligently pursued within the applicable statutory period and in accordance with applicable law; provided that the following conditions are satisfied: (a) such Person has posted a bond or other security in accordance with applicable law (if required) or has established adequate reserves with respect to the contested items in accordance with, and to the extent required by GAAP; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) neither such Person nor any of its officers, directors or employees is, or could reasonably be expected to become, subject to any criminal liability or sanction in connection with such contested items; and (d) the aggregate market value of all Assets at any one time subject to Liens under this clause (viii) shall not exceed $10 million; (ix) set-off rights with respect to deposit, securities or commodities accounts and pursuant to contracts entered into in the ordinary course of business on reasonable market terms; (x) Liens on property existing at the time of acquisition of the property by the Company or a Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition; (xi) Liens securing Attributable Debt; (xii) Liens on any cash collateral granted solely to secure performance of Obligations arising in connection with (A) obligations of the type described in clauses (iii), (iv) and (v) of this definition (including providing cash collateral to sureties and governmental agencies) and (B) ordinary course commodity purchase or sale agreements, provided that the aggregate amount of all such cash collateral shall not exceed $45,000,000; (xiii) Liens securing Indebtedness of Restricted Subsidiaries that constitutes Permitted Refinancing Indebtedness with respect to Existing Indebtedness of Restricted Subsidiaries permitted to be incurred pursuant to clauses (v), (vi)(A) and (viii) of 12); and (xiv) liens secured by Assets having a value of not more than $25,000,000 in the aggregate.

                          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued to Refinance other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); and (ii) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced.

                          "Permitted Sale/Leaseback" means a sale/leaseback transaction, Capital Lease or Finance Lease undertaken in connection with the acquisition from an unAffiliated third party of property, plant, equipment or other assets used to provide regulated electric and/or regulated natural gas services, provided that (i) the Attributable Debt with respect to such transaction does not exceed the fair market value of such acquired property, plant, equipment or assets at the time of such acquisition and (ii) any Lien created in connection therewith does not encumber any Asset other than such acquired property, plant, equipment or assets.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
"PIK Notes" means additional Notes that may be issued by the Company in lieu of cash interest in accordance with the terms of the Notes.
"Plan" means a Single-Employer Plan or a Multiple Employer Plan.

                          "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

"Preferred Securities" has the meaning specified in the preamble hereto.

                          "Principal Credit Agreement" means the Credit Agreement, dated as of February 21, 2003, among the Company, Monongahela Power Company and West Penn Power Company, as Borrowers, the Initial Lenders and Initial Issuing Bank named therein and Citibank, N.A., as AYE Lender Agent.

"Private Placement Notes" means the Notes initially issued by the Company, other than Regulation S Notes.
"PUHCA" means the Public Utility Holding Company Act of 1935, as amended.
"Purchase Agreement" means the Purchase Agreement, dated July 24, 2003, among the Company, Capital Trust and the investors parties thereto.
"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 24, 2003, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

"Regulation S" means Regulation S promulgated under the Securities Act.
"Regulation S Certificate" means a certificate substantially in the form set forth in Exhibit B hereto
"Regulation S Global Note" has the meaning specified in Section 2.01(c).
"Regulation S Legend" means a legend substantially in the form set forth in Section 2.06(c) to be placed upon a Regulation S Note.
"Regulation S Notes" means all Notes required pursuant to 0 to bear a Regulation S Legend. Such term includes the Regulation S Global Note.

                          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

"Restricted Global Note" has the meaning specified in 0.
"Restricted Note Legend" means a legend substantially in the form set forth in 0 to be placed upon a Restricted Note.
"Restricted Notes" means all Notes required pursuant to 0 to bear a Restricted Note Legend. Such term includes the Restricted Global Note.
"Restricted Notes Certificate" means a certificate substantially in the form set forth in Exhibit C hereto.

                          "Restricted Payments" means, with respect to any Person, any (a) dividends (in cash or property), purchase, redemption, retirement, defeasance or other acquisition for value of any of its Equity Interests now or hereafter outstanding, (b) return of capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, (c) distribution of assets, Equity Interests, Indebtedness, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, (d) setting apart of money for a sinking or other analogous fund for, or any purchase, redemption, retirement, defeasance or other acquisition of, any Equity Interests in such Person and (e) any purchase, redemption, prepayment, retirement, defeasance or other acquisition of any Subordinated Indebtedness of such Person, provided that this clause (e) shall not preclude payments of interest or payments of principal at the stated maturity of such Subordinated Indebtedness.

                          "Restricted Period" means the period of 41 consecutive days beginning on and including the later of (i) the day on which Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of Notes pursuant to the Purchase Agreement occurs.

"Restricted Subsidiary" means each Subsidiary of the Company, excluding the AESC Companies.
"Rule 144" means Rule 144 promulgated under the Securities Act.
"Rule 144A" means Rule 144A promulgated under the Securities Act.
"Rule 904" means Rule 904 promulgated the Securities Act.
"Sale" means any sale (including by way of sale/leaseback), lease, assignment, transfer or other disposition.
"SEC" means the Securities and Exchange Commission.
"Securities Act" means the Securities Act of 1933, as amended.
"Securities Act Legend" means a Restricted Note Legend or a Regulation S Legend.

                          "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

                          "Single-Employer Plan" means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its Subsidiaries or any ERISA Affiliate and no Person other than the Company, its Subsidiaries and the ERISA Affiliates or (b) was so maintained and in respect of which the Company, any of its Subsidiaries or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                          "Special Interest" means special interest payable to Holders of Notes on the principal amount thereof following (i) equal to 0.25% per annum under the circumstances described in Section 3(e) of the Registration Rights Agreement and (ii) in an amount equal to 0.50% per annum, under the circumstances described in Section 8(c) of the Purchase Agreement, in each case for the duration of the applicable period specified in such agreements.

                          "Subordinated Indebtedness" means, with respect to any Person, any Indebtedness of such Person which is subordinate or junior in right of payment to the payment of principal of, premium, if any, and interest (including interest after the commencement of any proceeding under any Bankruptcy Law) and Special interest, if any, on or other amounts payable with respect to the Notes pursuant to a written agreement which (i) subordinates such Indebtedness to the Notes to the same extent that the Notes are subordinated to Credit Facility Debt pursuant to Article 10 hereof, excluding any provision for Permitted Junior Securities and (ii) provides that any repurchase of Indebtedness upon a change of control or asset sale, or otherwise, shall be subordinate to the rights of the Holders under Sections 3.09, 4.06 and 4.10 hereof.

                          "Subsidiary" means, with respect to any specified Person (i) any corporation, limited liability company, association or other business entity whether now existing or hereafter formed or acquired of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership whether now existing or hereafter formed or acquired (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

"Subsidiary Guarantee" means a Guarantee by a Restricted Subsidiary of any Indebtedness of the Company.

                          "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

"Synthetic Lease" means a financing for any Asset which is characterized as an operating lease under GAAP, but which is treated as a financing under the Code.
"Termination Event" means an event described in Section 4042(a) of ERISA.
"TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                          "Treasury Rate" means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date or Purchase Date, as applicable (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date or Purchase Date, as applicable, to June 15, 2006; provided, however, that, if the period from the Redemption Date or Purchase Date, as applicable, to June 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date or Purchase Date, as applicable, to June 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
"U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.
"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
"WPPC" means the West Penn Power Company, a Pennsylvania corporation.
Section 102. Other Definitions.
Term	Defined in Section
"Asset Sale Offer"	4.06
"Attached Warrants"	2.15
"Authentication Order"	2.02
"Basket Asset Sales"	4.06
"Change of Control Offer"	4.10
"Change of Control Payment"	4.10
"Change of Control Payment Date"	4.10
"Company Permitted Debt"	4.04
"Covenant Defeasance"	8.03
"Direct Action"	6.07
"DTC"	2.03
"Event of Default"	6.01
"Excess Proceeds"	4.06
"incur"	4.04
"Legal Defeasance"	8.02
"Offer Amount"	3.09
"Offer Period"	3.09
"Option of Holder to Elect Purchase"	4.10
"Paying Agent"	2.03
"Payment Blockage Notice"	10.02
"Payment Blockage Period"	10.02
"Payment Default"	6.01
"Permitted Debt"	4.04
"Purchase Date"	3.09
"Redemption Date"	3.07
"Registrar"	2.03
"Regulation S Global Note"	2.01
"Restricted Global Note"	2.01
"Restricted Subsidiary Permitted Debt"	4.04
"Successor Company"	5.01
Section 1.03. Incorporation by Reference of Trust Indenture Act.
This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings:
"indenture securities" means the Notes;
"indenture security Holder" means a Holder of a Note;
"indenture to be qualified" means this Indenture;
"indenture trustee" or "institutional trustee" means the Trustee; and
"obligor" on the Notes means the Company and any successor obligor upon the Notes.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them.
Section 1.04. Rules of Construction.
Unless the context otherwise requires:
(a) a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c) "or" is not exclusive;
(d) words in the singular include the plural, and in the plural include the singular;
(e) provisions apply to successive events and transactions;
(f) "including" means "including without limitation";

                          (g)     references to agreements or to provisions of agreements, unless otherwise specified, shall be deemed to be references to such agreements or provisions as amended, supplemented or otherwise modified to the date hereof, and as hereafter amended, supplemented or otherwise modified from time to time, provided, however, with respect to references to the Principal Credit Agreement and the Hagerstown Credit Agreement, such references shall be deemed made without giving effect to any increase in the amount of the Obligations to the lenders thereunder as a result of any amendment, supplement or modification thereof after the original date thereof;

(h) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and
(i) references to sections, unless otherwise specified, are references to sections of this Indenture.
ARTICLE 2 THE NOTES
Section 2.01. Form and Dating.

                          (a)     General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

                          The Definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods, with or without steel engraved borders, or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

                          Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof; provided that PIK Notes shall be issuable in such denominations as shall equal the cash interest in lieu of which they are being issued.

                          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                          (b)     Private Placement Notes. Upon their original issuance, Private Placement Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, for credit by DTC to the respective accounts of Beneficial Owners of the Notes represented thereby (or such other accounts as they may direct). The aggregate principal amount of any Global Note representing the Private Placement Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary for such Global Note, as provided in 0, which adjustments shall be conclusive, absent manifest error, as to the aggregate principal amount of any such Private Placement Notes. Such Global Notes, together with their Successor Notes which are Global Notes other than the Regulation S Global Note, are collectively herein called the "Restricted Global Note".

                          (c)     Regulation S Notes. Upon their original issuance, Regulation S Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary for Clearstream, Luxembourg and Euroclear and deposited with the Trustee, at its Corporate Trust Office, as custodian for such Depositary, for credit by such Depositary to the respective accounts of Beneficial Owners of the Notes represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Notes shall be credited to or through accounts maintained at such Depositary by or on behalf of Euroclear or Clearstream, Luxembourg. The aggregate principal amount of any Global Note representing the Regulation S Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary for such Global Notes, as provided in 0, which adjustments shall be conclusive, absent manifest error, as to the aggregate principal amount of any such Regulation S Notes. Such Global Notes, together with their Successor Notes which are Global Notes other than the Restricted Global Note, are collectively herein called the "Regulation S Global Note".

Section 2.02. Execution and Authentication.
An Officer shall sign the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                          On the Issue Date, the Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to $300,010,000 in aggregate principal amount and, upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Notes, including PIK Notes, for original issue in an aggregate principal amount specified in such Authentication Order.

                          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

                          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04. Paying Agent to Hold Money in Trust.

                          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, or Special Interest if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

                          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.
(a) Transfer and Exchange of Global Notes.

                                    (i)     Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

                                    (ii)     Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (x) such Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and the Company does not appoint a successor within 90 days, (y) if applicable, such Depositary has ceased to be a clearing agency registered as such under the Exchange Act or (z) there shall have occurred and be continuing an Event of Default and the holders of a majority in aggregate principal amount of the Notes or a Majority in Liquidation Amount of the Preferred Securities determine that such Global Note shall be exchangeable for a Definitive Note.

                                    (iii)     If any Global Note is to be exchanged for other Notes or canceled in whole, it shall be surrendered by or on behalf of the relevant Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Two. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (x) such Global Note shall be so surrendered for exchange or cancellation as provided in this Article Two or (y) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to 0 and as otherwise provided in this Article Two, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative in accordance with its customary procedures. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Two if such order, direction or request is given or made in accordance with the Applicable Procedures.

                                    (iv)     Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article Two, Section 3.06, 3.09, 4.06 or 4.10 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

                                    (v)     The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under the Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or the Agent Members.

                                    (vi)     To the extent any Notes are issued in book-entry form with a Depositary:  the Trustee may deal with the Depositary, as the Holder of such Notes;  the rights of the beneficial owners of such Notes shall be exercised only through the Depositary and shall be limited to those established by law and agreement between such beneficial owners and the Depositary and/or direct participants of the Depositary; subject to Section 2.06(b), the Depositary will make book-entry transfers among the direct participants of the Depositary and will receive and transmit distributions of principal, premium, if any, and interest, including Special Interest, if any, on the Notes to such direct participants; and the direct participants of the Depositary shall have no rights under this Indenture under or with respect to any such Notes held on their behalf by the Depositary, and the Depositary may be treated by the Company and the Trustee and their agents, employees, officers and directors as the absolute owner of such Notes for all purposes whatsoever.

(b) Registration, Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Act Legends.
(i) Registration, Registration of Transfer and Exchange Generally.

                                              (A)     The Trustee shall keep at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. The Security Register shall be made available for inspection by the Trustee during the normal business hours of the Security Registrar.

                                              (B)     Subject to the other provisions of this Indenture, upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                                              (C)     At the option of the Holder, and subject to the other provisions of this Section 2.06(b), Notes may be exchanged for new Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                                              (D)     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                                              (E)     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                                              (F)     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.02, 2.06, 2.10, 3.06 and 4.10 not involving any transfer.

                                              (G)     The Company shall not be required (x) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under 0 and ending at the close of business on the day of such mailing, or (y) to register the transfer of or exchange any Note so selected for redemption in whole or in part, in each case except the unredeemed portion of any Note being redeemed in part or in connection with the exercise of such Note's Attached Warrants.

                                              (H)     The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or in connection with the exercise of such Note's Attached Warrants.

                                              (I)     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                                              (J)     All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                                              (K)     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                              (L)     Prior to the registration of the Notes under the Securities Act, Notes may not be transferred other than in denominations of $1,000,000 or greater principal amount (i) to QIBs in transactions exempt from registration under the Securities Act pursuant to Rule 144A; (ii) in "offshore transactions" in compliance with Rule 904 of Regulation S; (iii) in transactions exempt from registration under the Securities Act under Rule 144; or (iv) to Institutional Accredited Investors in transactions exempt from registration under the Securities Act, provided that, in the case of transfers pursuant to this clause (iv), the Company shall have received prior to any such transfer an Opinion of Counsel in form and substance reasonably satisfactory to the Company regarding such exemption and the Security Registrar shall have received the Certificate from Acquiring Institutional Accredited Investor, substantially in the form attached as Exhibit D to this Indenture.

(M) All transfers of Notes shall be subject to 0 hereof.

                                    (ii)     Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Notes, registrations, transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 2.06(b)(ii) shall be made only in accordance with this Section 2.06(b)(ii).

                                              (A)     Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in any Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures and only in accordance with the provisions of this 0. Upon receipt by the Trustee, as Security Registrar, at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in such Regulation S Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Clearstream, Luxembourg account, as the case may be, for which such Agent Member's account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a Regulation S Certificate given by the holder of such beneficial interest, the Trustee, as Security Registrar, shall instruct the relevant Depositaries to reduce the principal amount of such Restricted Global Note and increase the principal amount of such Regulation S Global Note (and shall make an appropriate notation on Schedule A of each such Note) by the principal amount of the beneficial interest in such Restricted Global Note to be so transferred and credit or cause to be credited to the account of the person specified in such instructions (which shall be the Agent Member for any one or more than one of Euroclear and Clearstream, Luxembourg, as the case may be) a beneficial interest in such Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Global Note was reduced upon such transfer.

                                              (B)     Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in any Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures and only in accordance with this 0. Upon receipt by the Trustee, as Security Registrar, at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in such Restricted Global Note in a principal amount equal to that of the beneficial interest in such Regulation S Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Clearstream, Luxembourg, the Euroclear or Clearstream, Luxembourg account, as the case may be) to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in such Regulation S Global Note, a Restricted Notes Certificate given by the holder of such beneficial interest, the Trustee, as Security Registrar, shall instruct the relevant Depositaries to reduce the principal amount of such Regulation S Global Note and increase the principal amount of such Restricted Global Note (and shall make an appropriate notation on Schedule A of each such Note) by the principal amount of the beneficial interest in such Regulation S Global Note to be so transferred and credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Global Note was reduced upon such transfer.

                                              (C)     Exchanges between Global Note and Non-Global Note. A beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note as provided in 0, provided that, if such interest is a beneficial interest in the Restricted Global Note, or if such interest is a beneficial interest in the Regulation S Global Note and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Note (subject in each case to 0). In the event that a Global Note or any portion thereof is exchanged for Notes other than Global Notes, such other Notes may in turn be exchanged (on transfer or otherwise) for Notes that are not Global Notes or for beneficial interests in a Global Note (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of this 0 (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Global Note which is a Restricted Note comply with Rule 144A, Rule 144 or Regulation S, as the case may be, or are otherwise exempt from the registration requirements of the Securities Act) and any Applicable Procedures, as may be from time to time adopted by the Company.

                                              (D)     Interests in Regulation S Global Note to Be Held Through Euroclear or Clearstream, Luxembourg. Until the termination of the Restricted Period with respect to any Regulation S Global Note, beneficial interests therein may be held only through Agent Members acting for and on behalf of Euroclear or Clearstream, Luxembourg, provided that this clause (D) shall not prohibit any transfer in accordance with 0.

                                    (iii)     Securities Act Legends. Private Placement Notes and their Successor Notes shall bear a Restricted Note Legend, and Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

                                              (A)     subject to the following Clauses of this 0, a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note (if any) while represented thereby;

                                              (B)     subject to the following Clauses of this Section 2.06(b)(iii), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note (if any), provided that, if such new Note is required pursuant to Section 2.06(b)(ii)(C)to be issued in the form of a Restricted Note, it shall bear a Restricted Note Legend;

                                              (C)     a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend (I) at the election of the Company, if, in the Company's judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, or (II) upon the request of the Holder thereof, if such Holder provides to the Company an Opinion of Counsel, in form and substance reasonably acceptable to the Company, to the effect that the restrictions on transfer contained herein and in the Restricted Notes Legend and Regulation S Legend are no longer required in order to maintain compliance with the Securities Act, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver such a new Note as provided in this Article Two;

(D) a Note that is a Global Note and for which The Depository Trust Company is the Depositary therefor shall bear the Global Note DTC Legend;
(E) all Notes shall at all times bear the Additional Legend; and

                                              (F)     notwithstanding the foregoing provisions of this Section 2.06(b)(iii), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a "restricted security" within the meaning of Rule 144, in which case the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Note bearing a Restricted Note Legend in exchange for such Successor Note as provided in this Article Two.

(c) Legends.
(i) Restricted Note Legend:

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND SUCH PURCHASER HAS BEEN INFORMED THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER (IF AVAILABLE) AND IN EACH CASE (1) THROUGH (4), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THESE NOTES MAY NOT BE TRANSFERRED IN AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $1,000,000.
(ii) Regulation S Legend:

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON, EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(iii) Global Note Legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(iv) Global Note DTC Legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(v) Additional Legend:
THIS NOTE WAS ISSUED ATTACHED TO ATTACHED WARRANTS (AS HEREIN DEFINED). THIS NOTE MAY NOT BE TRANSFERRED WITHOUT SUCH ATTACHED WARRANTS OR OTHERWISE DETACHED THEREFROM.

                          (d)     Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with 0 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Section 2.07. Replacement Notes.

                          If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a replacement Note. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the reasonable judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their reasonable expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08. Outstanding Notes.

                          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to 0 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium and Special Interest, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Treasury Notes.

                          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

                          Pending the preparation of Definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                          If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to 0, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations of like tenor. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as the Definitive Notes.

Section 2.11. Cancellation.

                          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (and no one else) shall cancel and dispose of in its customary manner (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

                          If the Company defaults in a payment of interest, including Special Interest, if any, on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. CUSIP Numbers.

                          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers. Additional Notes shall be assigned the same CUSIP number or numbers as the Initial Notes unless such Additional Notes are not fungible with the Initial Notes for United States Federal income tax purposes.

Section 2.14. Issuance of Additional Notes.

                          The Company shall be entitled, subject to its compliance with Section 4.04, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date, any PIK Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

                          With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
(b) the issue price, the issue date and the CUSIP number of such Additional Notes.
Section 2.15. Attached Warrants.

                          Each Note, including any PIK Notes, shall be issued with a warrant certificate attached thereto in the form of Exhibit E hereto ("Warrants"), bearing a Like Warrant Number. The Warrants attached to a Note pursuant to the immediately preceding sentence are referred to as such Note's "Attached Warrants." The Attached Warrants shall be attached to the related Note upon issuance and shall not be detached, and no Note may be transferred without its Attached Warrants or otherwise detached therefrom. Any purported detachment or transfer in violation of this 0 shall be void ab initio.

ARTICLE 3 REDEMPTION AND PREPAYMENT
Section 3.01. Notices to Trustee.

                          If the Company elects to redeem Notes pursuant to the optional redemption provisions of 0 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed or Purchased.

                          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. If Notes selected for redemption are tendered in connection with the exercise of such Notes' Attached Warrants, the Trustee shall select Notes to be redeemed or purchased in replacement of such tendered Notes from the remaining Notes outstanding by any of the above-described methods.

                          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

Section 3.03. Notice of Redemption.

                          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date (except that a notice of redemption may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with Article 8 or Article 11 hereof), the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address.

The notice shall identify the Notes to be redeemed, including applicable CUSIP numbers, and shall state:
(a) the redemption date;
(b) the redemption price;

                          (c)     if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note, in the case of each new Note, together with Attached Warrants bearing a Like Warrant Number;

(d) the name and address of the Paying Agent;
(e) that Notes called for redemption, together with such Notes' respective Attached Warrants, must be surrendered to the Paying Agent to collect the redemption price;

                          (f)     that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                          At the Company's written request delivered at least 15 days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption as prepared by the Company in the Company's name and at its expense.

Section 3.04. Effect of Notice of Redemption.

                          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. A notice of redemption may not be conditional. The Holders of the Notes shall have the right to exercise the Attached Warrants, in accordance with the terms thereof, at any time prior to the end of regular business hours on the Business Day immediately prior to the redemption date.

Section 3.05. Deposit of Redemption Price.

                          One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest (including Special Interest, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest (including Special Interest, if any) on, all Notes to be redeemed.

                          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest (including Special Interest, if any) not paid on such unpaid principal.

Section 3.06. Notes Redeemed in Part.

                          Upon surrender of a Note that is redeemed in part, together with such Note's Attached Warrants, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered, which new Note shall have attached thereto Attached Warrants bearing a Like Warrant Number.

Section 3.07. Optional Redemption.

                          (a)     Except as provided in paragraph (b), the Company shall not have the right to redeem the Notes prior to June 15, 2006. On and after June 15, 2006, the Company shall have the option to redeem all or a portion of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest thereon, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2006	105.9375%
2007	102.96875%

                          (b)     If at any time prior to June 15, 2006 the aggregate principal amount of the Notes outstanding is less than $25,000,000, all, but not less than all, of the Notes may also be redeemed at the option of the Company, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest thereon, if any, to the date of redemption (the "Redemption Date").

(c) Any redemption pursuant to this 0 shall be made pursuant to the provisions of 0 through 3.06 hereof.
Section 3.08. No Requirement for Sinking Fund.
The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09. Offer to Purchase by Application of Excess Proceeds.
In the event that, pursuant to 0 hereof, the Company shall be required to commence an Asset Sale Offer to all Holders to purchase Notes, it shall follow the procedures specified below.

                          The Company shall complete the Asset Sale Offer no earlier than 30 days and no later than 60 days after notice of the Asset Sale Offer is provided to the Holders or such later date as may be required by applicable law.

                          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement, or longer to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.06 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid on such interest payment date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this 0 and 0 hereof, the length of time the Asset Sale Offer shall remain open and the Purchase Date;
(b) the Offer Amount, the purchase price and the Purchase Date;
(c) that any Note or portion thereof not tendered or accepted for payment shall continue to accrue interest;
(d) that, unless the Company defaults in making such payment, any Note or portion thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                          (e)     that Holders electing to have a Note or portion thereof purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only unless all Notes of such Holders are purchased;

                          (f)     that Holders electing to have a Note or portion thereof purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, together with such Note's Attached Warrants, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer the applicable portion of the Note by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                          (g)     that Holders shall be entitled to withdraw their election, in whole or in part, if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the second Business Day prior to the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have all or a portion of such Note purchased and a statement of the principal amount for which such Holder is withdrawing its election (it being understood that in the absence of such a statement it shall be assumed that such election is being withdrawn in toto); provided that after such election exercise of the Attached Warrants may not occur absent such withdrawal unless the Company does not purchase the Notes as to which such election is made;

                          (h)     that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered for purchase (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                          (i)     that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered together with such Notes' Attached Warrants (or transferred by book-entry transfer), which new Notes shall be attached to Attached Warrants bearing a Like Warrant Number.

                          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered together with such Note's Attached Warrants, which new Notes shall be attached to Attached Warrants bearing a Like Warrant Number. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this 0, any purchase pursuant to this 0 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.10. Redemption Upon Exercise of Attached Warrants.

                          The Company shall accept Notes duly and validly tendered in connection with the exercise of their Attached Warrants in consideration of the exercise price of such Attached Warrants in accordance with the terms thereof. Notes accepted in consideration of the exercise price for Attached Warrants shall be irrevocably cancelled, provided that the Holder shall be entitled to receive accrued and unpaid interest and Special Interest, if any, to the date of tender payable on the date of tender, or, if the date of tender is not a scheduled interest payment date, on the next succeeding scheduled interest payment date at the option of the Company. To the extent that a Note's Attached Warrants are exercised in part (without regard to the imposition of any Delay Period) the Company shall execute and the Trustee shall authenticate and deliver, in the name of such Note's Holder, a new Note in respect of the remaining principal amount, which Note shall be issued together with Attached Warrants bearing a Like Warrant Number. On the Mandatory Exercise Date (as defined in the Attached Warrants) the Notes shall be deemed to be tendered in consideration of the Exercise Price therefor (as provided in the Attached Warrants) and at and after such date, the principal amount thereof shall be fully satisfied and no interest or Special Interest, if any, shall accrue, provided that the Holder shall be entitled to receive accrued and unpaid interest and Special Interest, if any, to the Mandatory Exercise Date.

ARTICLE 4 COVENANTS
Section 4.01. Payment of Notes.

                          The Company shall pay or cause to be paid the principal of, premium and Special Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium and Special Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary thereof or an Affiliate of any thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium and Special Interest, if any, and interest then due. Interest on the Initial Notes will accrue from the date hereof. Interest on any PIK Notes or Additional Notes issued will accrue from the date of issuance. Interest on a Note will cease to accrue upon tender (or deemed tender) as the exercise price for exercise of such Note's Attached Warrants, notwithstanding the imposition of any Delay Period (as defined in the Attached Warrants). Upon tender (or deemed tender) of any Note in connection with the exercise of such Note's Attached Warrants and compliance by the Company with the terms thereof relating to such exercise, and irrespective of the imposition of any Delay Period, the principal amount of such Note will be fully satisfied.

Interest and Special Interest, if any, on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 4.02. Maintenance of Office or Agency.

                          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with 0.
Section 4.03. Compliance Certificate.

                          (a)     The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                          (b)     The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04. Incurrence of Indebtedness.

                          (a)     The Company shall not, directly or indirectly, create, incur, issue, assume or suffer to exist (collectively, "incur"), and shall not permit any of its Restricted Subsidiaries to incur, any Indebtedness.

                          (b)     Paragraph (a) of this 0 shall not prohibit the existence or incurrence of any of the following items of Indebtedness by the Company (collectively, "Company Permitted Debt"):  Existing Indebtedness;  Indebtedness represented by the Notes issued on the date of this Indenture and any PIK Notes issued in satisfaction of the payment of interest thereon;  reimbursement obligations for amounts paid on behalf of the Company by one or more Subsidiaries in accordance with applicable requirements under PUHCA with respect to the provision of goods or services to the Company and one or more Subsidiaries of the Company;  Permitted Refinancing Indebtedness with respect to (A) any Existing Indebtedness of the Company and (B) any Indebtedness permitted to be incurred from time to time under this paragraph (b), other than this clause (iv), and, in each case, Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Indebtedness, provided that Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (vi) (and Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Indebtedness) of this Paragraph (b) must be Subordinated Indebtedness;  Pari Passu Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding in an amount not to exceed, together with all Indebtedness incurred pursuant to clause 19) of paragraph (c) below, $100,000,000;  Subordinated Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding in an amount not to exceed $150,000,000;  Obligations under Permitted Hedging Agreements; and (viii) Subordinated Indebtedness in an amount not to exceed $115,000,000, plus accrued interest thereon from September 16, 2002 at the prime rate of any money center bank, provided that such Subordinated Indebtedness is incurred in connection with the settlement of litigation and in the form of an Obligation to the relevant litigant or an Affiliate. Notwithstanding the foregoing, Indebtedness may not be incurred pursuant to any of clauses (iv), (v) or (vi) of the immediately preceding sentence (other than Permitted Refinancing Indebtedness with respect to (A) Indebtedness incurred under the Credit Facilities and (B) Indebtedness incurred under clause (iii) of such sentence, and, in each case, Permitted Refinancing Indebtedness with respect to such Refinanced Indebtedness), unless such Indebtedness matures no earlier than the date that is 91 days after the date of the stated maturity of the Notes, and has no required amortization or mandatory prepayment prior to such date.

                          (c)     Paragraph (a) of this 0 shall not prohibit the incurrence of any of the following items of Indebtedness by the Restricted Subsidiaries (collectively, "Restricted Subsidiary Permitted Debt," and, together with Company Permitted Debt, "Permitted Debt"):  Existing Indebtedness;  reimbursement obligations for amounts paid on behalf of any Restricted Subsidiary by the Company or one or more Subsidiaries of the Company in accordance with applicable requirements under PUHCA with respect to the provision of goods or services to (A) the Company and one or more Subsidiaries of the Company or (B) one or more Subsidiaries of the Company;  Indebtedness incurred by any Restricted Subsidiary pursuant to the Money Pool; Attributable Debt with respect to Permitted Sale/Leasebacks;  Permitted Capital Expenditure Indebtedness;  Permitted Refinancing Indebtedness with respect to all (A) Existing Indebtedness of Restricted Subsidiaries and (B) any Indebtedness permitted to be incurred from time to time under this paragraph (c), other than this clause (vi), and, in each case, Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Indebtedness;  Indebtedness represented by the Preferred Securities and Common Securities issued by Capital Trust (A) on the date hereof in an aggregate liquidation amount equal to the aggregate principal amount of the Initial Notes, and (B) upon and after the issuance of PIK Notes hereunder, in an additional aggregate liquidation amount equal to the aggregate principal amount of such PIK Notes, and in each case together with accrued and unpaid distributions from time to time thereon;  additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding in an amount not to exceed, together with all Indebtedness incurred pursuant to clause (v) of paragraph (b) above, $100,000,000;  Indebtedness of a Restricted Subsidiary that is formed for the sole purpose of facilitating an issuance of Company Permitted Debt (and has no operations apart from holding securities of the Parent and distributing distributions thereon, and has no liabilities apart from such Indebtedness, other than payment obligations incidental to the administration of such Restricted Subsidiary), provided that the principal amount and other payment terms of such Indebtedness is equal to the corresponding terms of the Indebtedness of the Company deposited into or with such Restricted Subsidiary and  Obligations under Permitted Hedging Agreements of Restricted Subsidiaries. Notwithstanding the foregoing, Indebtedness may not be incurred pursuant to clauses (vi) or (viii) of the immediately preceding sentence (other than Permitted Refinancing Indebtedness with respect to Indebtedness incurred under (A) the Credit Facilities and (B) Indebtedness incurred under clauses (ii), (iii), (iv) and (v) of such sentence, and, in each case, Permitted Refinancing Indebtedness with respect to such Refinanced Indebtedness), unless such Indebtedness matures no earlier than the date that is 91 days after the date of the stated maturity of the Notes, and has no required amortization or mandatory prepayment prior to such date.

                          (d)     For purposes of this Section 4.04, Indebtedness will not be deemed to have required amortization or prepayment prior to a specified date solely because the maturity of such debt would accelerate or such debt would become subject to a mandatory or optional prepayment, redemption or repurchase provision in the event of the occurrence of change of control of the Company prior to such date.

(e) Notwithstanding the foregoing, issuance of Parent Guarantees or Subsidiary Guarantees shall not be subject to this 0, but shall be subject to 0.
Section 4.05. Issuance of Parent Guarantees and Subsidiary Guarantees; Guarantees of Obligations Under Hedge Agreements.

                          (a)     The Company shall not issue any Parent Guarantees, other than  Parent Guarantees issued in connection with the incurrence of Permitted Refinancing Indebtedness in respect of Existing Indebtedness (excluding obligations of Subsidiaries of the Company in respect of Hedge Agreements) that is guaranteed by a Parent Guarantee on the date hereof, and Permitted Refinancing Indebtedness in respect of such Refinanced Indebtedness; Parent Guarantees of the obligations of Subsidiaries of the Company under Hedge Agreements, provided that the aggregate amount of outstanding obligations of Subsidiaries of the Company under Hedge Agreements that are guaranteed by Parent Guarantees (whether issued prior to, on or after the date of this Indenture) under this clause (ii) does not at any time exceed $250,000,000 and provided, further, that such Hedge Agreements are bona fide Hedge Agreements entered into in the ordinary course of business and are related to energy;  Parent Guarantees of obligations of Restricted Subsidiaries arising under customary representations and warranties customarily given in connection with Asset Sales other than sale/leasebacks;  Parent Guarantees of obligations of AESC Companies issued in connection with Sales of Assets (other than sale/leasebacks) by AESC Companies to third parties unAffiliated with the Company or any Subsidiary, if the amount of each such Parent Guarantee is limited to 50% or less of the proceeds of the related Sale;  Parent Guarantees of Restricted Subsidiary Permitted Debt at any time outstanding in an amount that does not exceed $100,000,000, provided that the Company's Obligations under such Parent Guarantees shall be subordinated to the same or a greater extent as Subordinated Indebtedness; Parent Guarantees of Preferred Securities and Common Securities issued by Capital Trust (A) on the date hereof in an aggregate liquidation amount equal to the aggregate principal amount of the Initial Notes and (B) upon the issuance of PIK Notes hereunder, in an aggregate liquidation amount equal to the aggregate principal amount of such PIK Notes;  Parent Guarantees of Indebtedness incurred by Restricted Subsidiaries under Section 4.04(c)(ix); and Parent Guarantees of Obligations of Subsidiaries of the Company under Permitted Hedging Agreements.

(b) From and after the date of this Indenture, the Company shall cause its Restricted Subsidiaries to not issue Subsidiary Guarantees.
Section 4.06. Asset Sales.
(a) The terms of this 0 shall apply only at and during such time or times as of which a Covenant Commencement Event has occurred and is continuing.

                          (b)     The Company shall not, and shall cause each of its Restricted Subsidiaries not to, sell (including by way of sale/leaseback), lease, assign, transfer or otherwise dispose of, any of its or their Assets, or grant any option or other right to purchase lease or otherwise acquire any such Assets, except for cash consideration, if the Net Cash Proceeds resulting therefrom are applied in accordance with paragraph 0 of this 0; any of the following: (A) Sales of inventory in the ordinary course of business and on reasonable terms, (B) Sales of worn out, surplus, or obsolete equipment in the ordinary course of business, (C) replacement of equipment undertaken in the ordinary course of business with other equipment, (D) Sales of other immaterial property (other than Equity Interests in, or Indebtedness or other obligations of, any Restricted Subsidiary) in the ordinary course of business and on reasonable terms, if no Default exists at the time of such Sale; provided that Assets may not be sold pursuant to this clause (D) if the aggregate fair market value of all property sold pursuant to this clause (D) exceeds $20,000,000 in the aggregate, (E) dissolution or other Sale of NYC Energy, LLC (as long as the lesser of the book value of the Equity Interests in NYC Energy, LLC and the net proceeds resulting from such dissolution or Sale do not exceed $20,000), (F) sales or other dispositions of electric energy, capacity, ancillary services or emissions credits under any Environmental Laws, or contracts for the purchase or sale of the same, in each case, for cash (and on customary market payment terms) and in the ordinary course of business, (G) dissolution or other Sale of Mon Synfuel, LLC (as long as the lesser of the book value of the Equity Interests in Mon Synfuel, LLC and the net proceeds resulting from such dissolution or Sale do not exceed $60,000), or (H) Sales of other Assets having a value of not more than $25,000,000 in the aggregate; or  any Sale of an Asset to the Company or any Restricted Subsidiary, if such Sale (I) is made in order to protect the value of an Asset of the Company or such Restricted Subsidiary; (II) no Indebtedness is incurred in connection therewith; and (III) no Lien is created, granted, incurred or assumed in connection therewith. The transactions described in clauses (ii) and (iii) of this paragraph (b) are hereinafter referred to as "Basket Asset Sales."

                          (c)     Seventy-five percent (75%) of the Net Cash Proceeds to the Company or its Restricted Subsidiaries of Asset Sales, other than Basket Asset Sales, occurring during such time as any Covenant Commencement Event shall have occurred and is continuing shall constitute "Excess Proceeds".

                          When the cumulative aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an offer to Holders of the Notes to purchase Notes pursuant to and subject to the conditions contained in this Indenture (the "Asset Sale Offer"). The Company shall purchase Notes tendered pursuant to the Asset Sale Offer at a purchase price of 105.9375% of their principal amount, plus accrued but unpaid interest (including Special Interest, if any) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate principal amount, plus accrued interest (including Special Interest, if any) of the Notes tendered exceeds the Excess Proceeds allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

                          The Company shall comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.07. Limitation on Liens.

                          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.08. Insurance.

                          The Company shall maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by regulated electric utility companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Restricted Subsidiary operates.

Section 4.09. Corporate Existence.

                          Subject to 0 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and the failure to so preserve or keep in full force and effect could not reasonably be expected to have a Material Adverse Effect.

Section 4.10. Offer to Repurchase Upon Change of Control.

                          (a)     Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus the Change of Control Premium, plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this 0 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not promptly tendered will continue to accrue interest and Special Interest, if any; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Special Interest, if any, after the Change of Control Payment Date; (5) that Holders electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; provided that after such election, exercise of such surrendered Notes' Attached Warrants may not occur absent such withdrawal, unless the Company does not purchase the Notes as to which such election is made; (6) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have all or a portion of such Note purchased and a statement of the principal amount for which such Holder is withdrawing its election (it being understood that in the absence of such a statement it shall be assumed that such election is being withdrawn in toto), provided that after such election exercise of the Attached Warrants may not occur absent such withdrawal unless the Company does not purchase the Notes as to which such election is made; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, together with such Notes' Attached Warrants. New Notes issued shall be attached to Attached Warrants bearing a Like Warrant Number. The Company shall comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of such conflict.

                          (b)     On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any, together with such Notes' Attached Warrants. New Notes issued shall be attached to Attached Warrants bearing a Like Warrant Number. Prior to complying with any of the provisions of this Section 4.10, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Credit Facility Debt or obtain the requisite consents, if any, under all agreements governing outstanding Credit Facility Debt to permit the repurchase of Notes required by this covenant. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                          (c)     Notwithstanding anything to the contrary in this 0, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Section 4.11. Anti-Layering.
The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Credit Facility Debt and senior to the Notes.
Section 4.12. Payment Restrictions Affecting Restricted Subsidiaries.

                          The Company shall not, and shall cause each of its Restricted Subsidiaries not to, enter into (i) any agreement or arrangement limiting the ability of any Restricted Subsidiary of the Company to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise invest in, the Company or any Restricted Subsidiary, or (ii) any agreement limiting the ability of any Restricted Subsidiary to transfer assets to the Company or any Restricted Subsidiary (in each case, whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except, in either case, any covenant contained in an instrument or agreement governing Existing Indebtedness or Permitted Refinancing Indebtedness in respect of Existing Indebtedness (and Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Refinanced Indebtedness), the instrument evidencing or agreement governing which contains such a covenant.

Section 4.13. Compliance with Laws.

                          The Company shall comply, and cause each of its Subsidiaries to comply, in all material respects, with all Applicable Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14. Maintenance of Properties, etc.

                          The Company shall operate, maintain and preserve, and cause each of its Restricted Subsidiaries to operate, maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition (ordinary wear and tear excepted) in accordance with prudent practices then being utilized in the electric utility industry and in accordance with Applicable Laws (including Environmental Laws), except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

Section 4.15. Transactions with Affiliates.

                          The Company shall conduct, and cause each of its Restricted Subsidiaries to conduct, (i) all transactions permitted under the AYE Loan Documents (as defined in the Principal Credit Agreement) and this Indenture with any Affiliate of the Company on terms that are fair and reasonable and no less favorable to it or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company and (ii) all transactions with a Person other than an Affiliate on terms that are without regard to any benefit or detriment to any Affiliate of the Company (other than any of its Restricted Subsidiaries). Without prejudice to the foregoing, and to the extent not otherwise prohibited by any provision of this Indenture, the following transactions shall be deemed to be in compliance with the first sentence of this Section 4.15: (A) any transaction executed in accordance with the requirements of PUHCA, (B) any agreements by the Company or its Subsidiaries with a utility to provide provider of last resort requirements, as such agreements are amended from time to time, so long as such provider of last resort agreements are with an Affiliate of the Company and approved by all applicable Governmental Authorities and (C) any transaction authorized under a tariff which has been approved by the Federal Energy Regulatory Commission.

Section 4.16. Ranking.

                          The Company shall ensure that its obligations under the Notes will at all times rank in right of payment at least pari passu in right of payment to all its other unsecured and unsubordinated Indebtedness, other than Credit Facility Debt.

Section 4.17. Change in Nature of Business.

                          The Company shall not make, or permit any of its Restricted Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof, other than through Asset Sales and the Company shall not engage, or permit any of its Restricted Subsidiaries to engage in any business other than a Current Business, or any business or activity relating, necessary, advisable or incidental to a Current Business.

Section 4.18. Investments in Other Persons.

                          The Company shall not make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except: (i) (A) as permitted by Section 5.02(f) of the Principal Credit Agreement (whether or not the Principal Credit Agreement is in effect), or (B) in the event of the termination of the Principal Credit Agreement and the Refinancing of the related Indebtedness (or of Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Indebtedness) pursuant to an agreement or agreements containing a Benchmark Investments Covenant, such Investments as are permitted in accordance with such Benchmark Investments Covenant; (ii) the deposit by the Company into Capital Trust of the Initial Notes, any PIK Notes and the Attached Warrants with respect to the Initial Notes and any PIK Notes, and payments by the Company to the Holders in accordance with the terms of this Indenture and the Notes; (iii) Investments of the net proceeds to the Company of the issuance of the Initial Notes (together with such Notes' Attached Warrants), and Investments by Capital Trust of the net proceeds to it from the issuance of Preferred Securities and Common Securities on the date hereof; (iv) Investments by Restricted Subsidiaries solely in the form of debt securities of the Company in connection with an issuance of Indebtedness permitted to be issued under Section 404(c)(ix); (v) Investments at any time in an amount not to exceed the Free Cash Amount at such time; and (vi) Investments in an amount not to exceed $100,000,000 in the aggregate and $50,000,000 in any twelve-month period.

Section 4.19. Restricted Payments.

                          The Company shall not and shall cause MPC and WPPC not to (i) declare or pay any Restricted Payments except (A) cash distributions to holders of Preferred Interests or interest payments, in cash, to holders of securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) the Company, (B) Restricted Payments at any time in an amount not to exceed the Free Cash Amount at such time, and (C) Restricted Payments in an amount not to exceed $50,000,000 in the aggregate; (ii) permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in it or (iii) permit any of its Restricted Subsidiaries to issue or sell any Equity Interests, other than, with respect to clauses (i), (ii) and (iii), in the case of (A) the Restricted Subsidiaries, to the Company, (B) Mountaineer, to MPC, (C) in connection with a transaction or series of related transactions resulting in the sale of Mountaineer to an unAffiliated third party, the proceeds of which are applied in accordance with the terms of the Asset Sale Covenant, a Benchmark Asset Sale Covenant or Section 4.06 hereof and (D) any Restricted Subsidiary that is established solely to effectuate any issuance of Indebtedness or equity permitted under this Indenture. Notwithstanding the foregoing, this 0 shall not restrict (i) payments by any Restricted Subsidiary to the Company or to any other Restricted Subsidiary; (ii) repurchases of Equity Interests pursuant to bona fide employee, management or director compensation plans, agreements or arrangements; (iii) payments by Capital Trust on the Preferred Securities and Common Securities in accordance with the terms of the Declaration of Trust or such Preferred Securities or Common Securities; (iv) any transaction or series of related transactions pursuant to which MPC effects the sale of Mountaineer; and (v) at any time during which any of the Company's unsecured debt obligations is ascribed an Investment Grade Rating by at least one Nationally Recognized Statistical Rating Organization, payments of cash dividends on the Company's common stock in an amount representing a per annum yield (imputed on the basis of the closing price per share of the Company's common stock on the principal securities exchange for the trading thereof on the trading day next preceding the declaration of such dividend) not to exceed the average (without regard to market capitalization) of the dividend yields of the companies contained in the Standard & Poor's 500 Electric Utility Index (or successor index) as of the Business Day next preceding such declaration.

Section 4.20. Compliance with ERISA.

                          The Company shall not (i) terminate, or permit any of its ERISA Affiliates to terminate, any Plan so as to result in any material liability to it or any of its ERISA Affiliates, if such material liability to the PBGC could reasonably be expected to have a Material Adverse Effect, or (ii) permit to exist any Termination Event with respect to a Plan which would have a Material Adverse Effect to the extent such Termination Event is within the reasonable control of the Company.

Section 4.21. Reports.

                          Commencing no later than March 17, 2004, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. The filing of such reports with the SEC will be deemed to constitute the furnishing of such reports for all purposes hereunder.

ARTICLE 5 SUCCESSORS
Section 5.01. Merger, Consolidation, or Sale of Assets.

                          The Company shall not, directly or indirectly (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions to, another Person, unless (i) either (A) the Company is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (any such Person, the "Successor Company"), (ii) the Successor Company assumes all the obligations of the Company under the Notes, the Attached Warrants (in accordance with the terms thereof), this Indenture and the Registration Rights Agreement, and the Company's continuing obligations under the Purchase Agreement, pursuant to agreements reasonably satisfactory to the Trustee, and (iii) immediately after such transaction no Default exists. The provisions of this 0 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Section 5.02. Successor Company Substituted.

                          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with 0 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the Successor Company and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest and Special Interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's properties or assets that meets the requirements of 0 hereof.

ARTICLE 6 DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
An "Event of Default" occurs if:

                          (a)     the Company defaults in the payment as and when due of interest on, or Special Interest, if any, with respect to, the Notes and such default continues for a period of 30 days, whether or not such payment shall be prohibited by Article 10 hereof;

                          (b)     the Company defaults in the payment when due of principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not such payment shall be prohibited by Article 10 hereof;

(c) the Company fails to comply with any of the provisions of 0 hereof;

                          (d)      the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Section 4.06 or 4.10 hereof for a period of 30 days after receipt of notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

                          (e)     the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant or other agreement in this Indenture for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

                          (f)     a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default is caused by a failure to pay principal when due, upon maturity, whether by occurrence of stated final maturity, required prepayment, acceleration, demand or otherwise (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default"), or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75,000,000 or more;

                          (g)     the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that taken together would constitute a Significant Subsidiary of the Company:

(i) commences a voluntary case under the Bankruptcy Law,
(ii) consents to the entry of an order for relief against it in an involuntary case under the Bankruptcy Law,
(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,
(iv) makes a general assignment for the benefit of its creditors, or
(v) generally is not paying its debts as they become due; or
(h) proceeding is instituted with a court of competent jurisdiction seeking entry of an order or decree under any Bankruptcy Law:

                                    (i)     for relief against the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company in an involuntary case;

                                    (ii)     to appoint a custodian of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company; or

                                    (iii)     to order the liquidation of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company;

and either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days or the entry by any competent governmental authority of any jurisdiction or a court having jurisdiction in the premises of a decree or order approving or ordering any of the actions sought in such proceeding (including the entry of an order for relief against the Company or relevant Restricted Subsidiary or Restricted Subsidiaries, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its or their property);

Section 6.02. Acceleration.

                          If any Event of Default (other than an Event of Default specified in clause (g) or (h) of 0 hereof with respect to the Company, any Restricted Subsidiary of the Company or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that, if upon such an Event of Default the Trustee or such Holders fail to make such declaration, the Holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities shall have the right to make such declaration. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of 0 hereof occurs with respect to the Company, any Restricted Subsidiary of the Company or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes or the Holders of a Majority in Liquidation Amount of the Preferred Securities by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.

                          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (including Special Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.04. Waiver of Past Defaults.

                          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, or holders of a Majority in Liquidation Amount of the Preferred Securities, by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes including in connection with an offer to purchase (other than the non-payment of principal of or interest or Special Interest, if any, on the Notes that became due solely because of the acceleration of the Notes) (provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes, or holders of a Majority in Liquidation Amount of the Preferred Securities, may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or a continuing Default or Event of Default with respect to the making of an offer to purchase under 0 or 4.10 or a redemption under 0. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

                          The holders of a majority in aggregate principal amount of the Notes then outstanding, or holders of a Majority in Liquidation Amount of the Preferred Securities, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes or this Indenture, provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture, and
(ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 6.06. Limitation on Suits.
A Holder of a Note or holder of a Preferred Security may pursue a remedy with respect to this Indenture only if:
(a) the Holder of a Note or holder of a Preferred Security gives to the Trustee written notice of a continuing Event of Default;

                          (b)     the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, or the holders of at least 25% of the aggregate liquidation amount of the Preferred Securities, make a written request to the Trustee to pursue the remedy;

                          (c)     such Holder of a Note or holder of a Preferred Security or Holders of Notes or holders of Preferred Securities offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                          (e)     during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes or the holders of a Majority in Liquidation Amount of the Preferred Securities do not give the Trustee a direction inconsistent with the request.

                          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or holder of a Preferred Security or to obtain a preference or priority over another Holder of a Note or holder of a Preferred Security.

Section 6.07. Rights of Holders of Notes to Receive Payment.

                          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of 0, 4.06 or 4.10 shall be absolute and unconditional, and shall not be impaired or affected without the consent of such Holder.

                          For so long as any Preferred Securities remain outstanding, to the fullest extent permitted by law and subject to the terms of this Indenture and the Declaration of Trust, upon an Event of Default specified in 0 or 6.010, any holder of Preferred Securities shall have the right to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal amount of or interest on Notes having a principal amount equal to the liquidation amount of the Preferred Securities of such holder (a "Direct Action").

Section 6.08. Collection Suit by Trustee.

                          If an Event of Default specified in 0 or 0 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

                          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under 0 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under 0 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.
If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                                    First: to the Trustee, its agents and attorneys for amounts due under 0 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                                    Second: subject to the provisions of Article 10 hereof, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this 0.
Section 6.11. Undertaking for Costs.

                          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This 0 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to 0 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7 TRUSTEE
Section 7.01. Duties of Trustee.

                          (a)     If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b) Except during the continuance of an Event of Default:

                                    (i)     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                                    (ii)     in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required to be furnished to it hereunder, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i) this paragraph does not limit the effect of paragraph 0 of this 0 or 0;
(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), 0, and (c) of this Section.

                          (e)     No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

                          (f)     The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

                          (a)     The Trustee may in good faith conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                          (b)     Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon, if it chooses such counsel with reasonable care.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or gross negligence of any agent or attorney appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                          (f)       The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                          (g)     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                          (h)     The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                          (i)     The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                          (j)     The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03. Individual Rights of Trustee.

                          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

                          In the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. If the Trustee fails to eliminate such conflicting interest, obtain said permission or resign within the ten days after the conclusion of such 90-day period, the Trustee shall provide notice to the Holders of this effect, and any Holder that has been a bona fide Holder for at least six months prior to the delivery of such notice shall have the right to petition a court of competent jurisdiction to remove the Trustee and appoint a Successor Trustee. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

                          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

                          If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

                          Within 60 days after each July 1 beginning with the July 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Sections 313(b)(1) and 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any securities exchange or delisted therefrom.

Section 7.07. Compensation and Indemnity.

                          The Company shall pay to the Trustee such compensation as agreed upon from time to time in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                          The Company shall fully indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it, without gross negligence, willful misconduct or bad faith, arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense has been caused by its own gross negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim of which it has received notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own gross negligence, willful misconduct or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
To secure the Company's payment obligations in this 0, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee.

                          When the Trustee incurs expenses or renders services after an Event of Default specified in 0 or 0 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.
Section 7.08. Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this 0.

                          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes or holders of a Majority in Liquidation Amount of the Preferred Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;
(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c) a custodian or public officer takes charge of the Trustee or its property; or
(d) the Trustee becomes incapable of acting.

                          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Holders of a majority in aggregate principal amount of the then outstanding Notes or Holders of a Majority in Liquidation Amount of the Preferred Securities may appoint a successor Trustee and, if they do not within 30 days, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes or Holders of a Majority in Liquidation Amount of the Preferred Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes or 10% in Liquidation Amount of the Preferred Securities (at the expense of the Company) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with 0, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in 0 hereof. Notwithstanding replacement of the Trustee pursuant to this 0, the Company's obligations under 0 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

                          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

                          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2). The Trustee is subject to TIA Section 310(b).
Section 7.11. Preferential Collection of Claims Against Company.

                          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

                          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either 0 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

                          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this 0, the Company shall, subject to the satisfaction of the conditions set forth in 0 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of 0 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in 0 hereof, and as more fully set forth in such Section, payments in respect of the principal of premium or Special Interest, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2, 0 and 0 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this 0 notwithstanding the prior exercise of its option under 0 hereof.

Section 8.03. Covenant Defeasance.

                          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this 0, the Company shall, subject to the satisfaction of the conditions set forth in 0 hereof, be released from its obligations under the covenants contained in Article 4 hereof (other than Sections 4.01, 4.02, 4.03, 4.09 and 4.10 thereof) with respect to the outstanding Notes on and after the date the conditions set forth in 0 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under 0 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under 0 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in 0 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.
The following shall be the conditions to the application of either 0 or 8.03 hereof to the outstanding Notes:
In order to exercise either Legal Defeasance or Covenant Defeasance:

                          (a)     the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Special Interest, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                          (b)     in the case of an election under 0 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                          (c)     in the case of an election under 0 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                          (d)     no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence);

                          (e)     such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                          (f)     the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                          (g)     the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to 0 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this 0, the "Trustee") pursuant to 0 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to 0 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in 0 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under 0 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

                          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

                          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with 0 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to 0 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with 0 or 8.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium and Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes.
Notwithstanding 0 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:
(a) to cure any ambiguity, defect or inconsistency or to make a modification of a formal or technical nature or to correct a manifest error;

                          (b)     to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or hereof;
(d) to secure the Notes or add to the covenants of the Company for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company;
(e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of a Note;
(f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or
(g) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof.

                          However, no amendment may be made to Article 10 of this Indenture or the conditions precedent to Legal Defeasance and Covenant Defeasance set forth in clause (e) of 0 hereof, in each case, that adversely affects the rights of any holder of Credit Facility Debt of the Company then outstanding unless the holders of such Credit Facility Debt (or their representative) consent to such change in accordance with the provisions of the agreements governing such Credit Facility Debt.

                          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in 0 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

                          Except as provided below in this 0, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.06 and 4.10 hereof) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) or Holders of a Majority in Liquidation Amount of the Preferred Securities, and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) or Holders of a Majority in Liquidation Amount of the Preferred Securities. Without the consent of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes) or 75% in liquidation amount of the Preferred Securities, no waiver or amendment to this Indenture may make any change in the provisions of Article 10 hereof or Section 4.11 hereof that adversely affects the rights of any Holder of Notes. 0 hereof shall determine which Notes are considered to be "outstanding" for purposes of this 0.

                          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in 0 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                          It shall not be necessary for the consent of the Holders of Notes or the Preferred Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                          After an amendment, supplement or waiver under this 0 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class or Holders of a Majority in Liquidation Amount of the Preferred Securities may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                          (b)     reduce the principal or premium of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than the provisions of Sections 3.09, 4.06 and 4.10 relating to the obligation of the Company to make an offer to repurchase Notes);

(c) change the rate of or change the time for payment of interest, including Special Interest, if any, on any Note;

                          (d)     waive a Default or Event of Default in the payment of principal of or interest or premium, or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration) or waive a continuing Default or Event of Default with respect to the making of an offer to purchase Notes under Section 4.06 or 4.10 or redemption of Notes under 0;

(e) make any Note payable in money other than that stated in the Notes;

                          (f)     make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the Notes;

(g) waive a redemption payment with respect to any Note (other than pursuant to the provisions of Sections 3.09, 4.06 and 4.10); and
(h) make any change in the foregoing amendment and waiver provisions.
Section 9.03. Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.
Section 9.04. Revocation and Effect of Consents.

                          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note or holder of a Preferred Security is a continuing consent by the Holder of a Note or holder of a Preferred Security and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note or the consenting holder's Preferred Security, even if notation of the consent is not made on any Note. However, any such Holder of a Note or holder of a Preferred Security or subsequent Holder of a Note or holder of a Preferred Security may revoke the consent as to its Note or Preferred Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

                          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06. Trustee to Sign Amendments, etc.

                          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to 0 hereof) shall be fully protected in relying upon, in addition to the documents required by 0 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10 SUBORDINATION
Section 10.01. Notes Subordinated to Credit Facility Debt.

                          The Company covenants and agrees, and the Trustee and each Holder of Notes by acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article 10; and each person holding a Note, whether upon original issue, interest payment in the form of PIK Note or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal and premium, if any, of and interest and Special Interest, if any, on the Notes by the Company shall, to the extent and in the manner set forth in this Article 10, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Credit Facility Debt, whether outstanding on the date hereof or hereafter incurred.

Section 10.02. No Payment on the Notes in Certain Circumstances.

                          (a)     No direct or indirect payment (whether in cash, property or otherwise) by or on behalf of the Company, or any other Person on its or their behalf, of principal or premium, if any, of or interest or Special Interest, if any, on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Asset Sale Offer or Change of Control Offer or otherwise, shall be made to the Holders (except that Holders may receive, retain and dispose of for their own account Permitted Junior Securities and payments made from the defeasance trust described under Article 8) if (i) a default in the payment of the principal of or premium, if any, or interest on any Credit Facility Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to any Credit Facility Debt that permits holders of the Credit Facility Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such other default (a "Payment Blockage Notice") from the Company or the holders of any Credit Facility Debt (with a copy to the Company) until all Obligations with respect to all Credit Facility Debt are paid in full; payments on the Notes shall be resumed (x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee (such period being referred to herein as the "Payment Blockage Period"), unless, with respect to clause (y) only, the maturity of any Credit Facility Debt has been accelerated (and written notice of such acceleration has been received by the Trustee).

                          Notwithstanding anything herein or in the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

                          (b)     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Credit Facility Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Credit Facility Debt may have been issued, as their respective interests may appear, but only to the extent that the holders of Credit Facility Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Credit Facility Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Credit Facility Debt.

Section 10.03. Payment Over of Proceeds upon Dissolution, etc.

                          (a)     Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, an assignment for the benefit of creditors or any marshaling of the Company's assets, the holders of Credit Facility Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Credit Facility Debt (including interest after the commencement of any proceeding at the rate specified in the applicable Credit Facility Debt) before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal or premium, if any, of or interest or Special Interest, if any, on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or other securities, or any distribution with respect to the Notes of any cash, property or other securities (except that the Holders may receive, retain and dispose of for their own account (I) Permitted Junior Securities and (II) payments made from the defeasance trust described under Article 8). Before any payment (other than Permitted Junior Securities or by virtue of the defeasance trust described under Article 8) may be made by, or on behalf of, the Company of the principal of or interest or premium or Special Interest, if any, on the Notes upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or Notes, to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Credit Facility Debt (pro rata to such holders on the basis of the respective amounts of Credit Facility Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Credit Facility Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Credit Facility Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Credit Facility Debt.

                          (b)     In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or Notes, shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 10.03(a) and before all obligations in respect of Credit Facility Debt are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Credit Facility Debt (pro rata to such holders on the basis of the respective amounts of Credit Facility Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Credit Facility Debt may have been issued, as their respective interests may appear, for application to the payment of Credit Facility Debt remaining unpaid until all such Credit Facility Debt has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor or for the holders of such Credit Facility Debt.

                          The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5.

Section 10.04. Subrogation.

                          Upon the payment in full in cash of all Credit Facility Debt, and termination of the commitments of lenders to advance funds, issue letters of credit or otherwise extend credit thereunder, the Holders of the Notes shall be subrogated to the rights of the holders of Credit Facility Debt to receive payments or distributions of cash, property or securities of the Company made on such Credit Facility Debt until the principal and premium, if any, of and interest and Special Interest, if any, on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Credit Facility Debt of any cash, property or Notes to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10 to the holders of Credit Facility Debt by Holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Credit Facility Debt, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Credit Facility Debt. It is understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Credit Facility Debt, on the other hand.

                          If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under Credit Facility Debt, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Credit Facility Debt any payments or distributions received by such holders of Credit Facility Debt in excess of the amount required to make payment in full, or provision for payment, of such Credit Facility Debt.

Section 10.05. Obligations of Company Unconditional.

                          Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest and premium and Special Interest, if any, on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Credit Facility Debt, nor shall anything herein or therein prevent the holder of any Preferred Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of the Credit Facility Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                          Without limiting the generality of the foregoing, nothing contained in this Article 10 shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Article 6 or to pursue any rights or remedies hereunder; provided, however, that all Credit Facility Debt then due and payable shall first be paid in full before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from the Company of principal or premium, if any, of or interest or Special Interest, if any, on the Notes.

Section 10.06. Notice to Trustee.

                          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 10. The Trustee shall not be charged with knowledge of the existence of any event of default which respect to any Credit Facility Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Credit Facility Debt or trustee or agent therefore; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest or Special Interest, if any, on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this 0 shall limit the right of the holders of Credit Facility Debt to recover payments as contemplated by 0. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Credit Facility Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Credit Facility Debt or a trustee or representative on behalf of any such holder.

                          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Credit Facility Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Credit Facility Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

                          Upon any payment or distribution of assets or Notes referred to in this Article 10, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Credit Facility Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.08. Trustee's Relation to Credit Facility Debt.

                          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article 10 with respect to any Credit Facility Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Credit Facility Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                          With respect to the holders of Credit Facility Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Credit Facility Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Credit Facility Debt (except as provided in Section 10.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Credit Facility Debt shall be entitled by virtue of this Article 10 or otherwise. The Trustee shall be under no obligation to hold Permitted Junior Securities for the benefit of the holders of Credit Facility Debt but shall immediately distribute Permitted Junior Securities to Holders of Notes in accordance with the provisions of this Indenture other than this Article 10.

Section 10.09 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Credit Facility Debt.

                          No right of any present or future holders of any Credit Facility Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Credit Facility Debt.

Section 10.10 Securityholders Authorize Trustee to Effectuate Subordination of Notes.

                          Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on its or his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10, and appoints the Trustee its or his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

Section 10.11 This Article Not to Prevent Events of Default.

                          The failure to make a payment on account of principal or premium, if any, of or interest or Special Interest, if any, on the Notes by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of an Event of Default specified in clause (a) or (b) of 0.

Section 10.12 Trustee's Compensation Not Prejudiced.
Nothing in this Article 10 shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.
Section 10.13 No Waiver of Subordination Provisions.

                          Without in any way limiting the generality of Section 10.09, the holders of Credit Facility Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Notes to the holders of Credit Facility Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Credit Facility Debt or any instrument evidencing the same or any agreement under which Credit Facility Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Credit Facility Debt; (c) release any Person liable in any manner for the collection of Credit Facility Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 10.14. Subordination Provisions Not Applicable to Collateral Held in Trust for Securityholders; Payments May Be Paid Prior to Dissolution.

                          All money and Government Securities deposited in trust with the Trustee pursuant to and in accordance with Article 8 shall be for the sole benefit of the Holders and shall not be subject to this Article 10.

                          Nothing contained in this Article 10 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in 0, from making payments of principal of and interest and Special Interest, if any, on the Notes, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's obligations under the Notes and this Indenture as provided in Article 8, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest and premium, if any, of or Special Interest, if any, on the Notes, to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in 0 or in 0. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

Section 10.15. Acceleration of Notes.
If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Credit Facility Debt of the acceleration.
Section 10.16. Amendments.

                          The provisions of this Article 10 shall not be amended or modified in a manner that adversely affects the rights of any holder of Credit Facility Debt without the written consent of holders of the Credit Facility Debt (or their representative) in accordance with the terms of the agreements governing such Debt.

Section 10.17. Information with Respect to Credit Facility Debt.

                          The Company shall deliver to the Trustee, contemporaneously with the Officer's Certificate required under 0, an additional Officer's Certificate identifying the Indebtedness which is entitled to the benefit of this Article 10 and stating the individual and aggregate outstanding amounts thereof as at the end of the fiscal year just concluded.

ARTICLE 11 SATISFACTION AND DISCHARGE
Section 11.01. Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(1) either:

                                    (a)     all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                                    (b)      all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

                          (2)     no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

                          (4)     the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied, and the Trustee on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

                          Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this 0, the provisions of 0 and 0 shall survive such satisfaction and discharge.

Section 11.02. Application of Trust Money.

                          Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to 0 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Special Interest, if any) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with 0 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to 0; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

article 12 MISCELLANEOUS
Section 12.01. Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.
Section 12.02 Notices.

                         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery to the other's address:

If to the Company:
Allegheny Energy, Inc. 10435 Downsville Pike Hagerstown, Maryland 21740 Telecopier No.: (301) 665-2751 Attention: Treasurer
With a copy to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004-2498 Telecopier No.: (212) 558-3588 Attention: Robert E. Buckholz, Jr.
If to the Trustee:
Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890 Telecopier No.: (302) 636-4140 Telephone: (302) 636-6432 Attention: W. Thomas Morris, II

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

                          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. In addition, the Trustee shall, within five Business Days after receipt thereby of a written application by any one or more Beneficial Owners of at least $25,000,000 in aggregate principal amount of Notes or at least $25,000,000 in aggregate liquidation amount of Preferred Securities, stating that the applicants desire to communicate with other Beneficial Owners with respect to their rights under the Indenture or the Notes, and accompanied by reasonable proof that each such applicant is the Beneficial Owner of the principal amount of Notes stated in such application, provide to such applicants its most recently updated list of the names and addresses of all the Holders furnished to or received by the Trustee. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                          (a)     an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in 0 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                          (b)     an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in 0 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

                          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (c)     a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.06. Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

                          No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law.
NEW YORK GENERAL OBLIGATIONS LAW Section 5-1401 AND THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.
Section 12.09. No Adverse Interpretation of Other Agreements.

                          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.
All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 12.11 Severability.

                          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.
This Indenture may be executed in two or more separate counterparts. Each executed counterpart shall be an original, but all of them together represent the same agreement.
Section 12.13. Table of Contents, Headings, etc.

                          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14. Benefits of Indenture.

                          Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Credit Facility Debt, the Holders and the holders of Preferred Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.15. Agreement Regarding Tax Treatment.

                          The Company and each Holder of Notes, by his, her or its acceptance thereof, (together with such Notes' Attached Warrants), agree to treat the Notes, together with the Notes' Attached Warrants, as a single convertible debt instrument of the Company for U.S. Federal income tax purposes, to the extent permitted under the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder

SIGNATURES

Dated as of July 24, 2003

                                                           ALLEGHENY ENERGY, INC.

                                                           By:     /S/ REGIS F. BINDER
                                                                     Name:  Regis F. Binder
                                                                     Title:  Vice President and Treasurer

                                                           WILMINGTON TRUST COMPANY

                                                           By:      /S/ W. THOMAS MORRIS, II
                                                                     Name:  W. Thomas Morris, II
                                                                     Title:     Assistant Secretary and Financial
                                                                                  Services Officer

EXHIBIT A

FORM OF NOTE

CUSIP: 017361AB2
ISIN: US017361AB20

11⅞% Notes due 2008

No. R-1

$300,010,000

ALLEGHENY ENERGY, INC.

                            promises to pay to Wilmington Trust Company, as Institutional
                            Trustee for Allegheny Capital Trust I, a statutory trust formed under the laws of the State of Delaware (the "Trust"), or
                            registered assigns, the principal sum of Three Hundred Million,
                            Ten Thousand Dollars on June 15, 2008.

Interest Payment Dates: March 15, June 15,
September 15 and December 15

Record Dates: March 1, June 1, September 1 and
December 1

Date of Issue: July         , 2003

                                                                                    ALLEGHENY ENERGY, INC.

                                                                                    By: ___________________________
                                                                                          Name:  Regis F. Binder
                                                                                          Title:    Vice President and Treasurer

This is one of the Notes referred to in the within mentioned Indenture:

Dated:  July              , 2003

Wilmington Trust Company,
     as Trustee

By: _________________________________
      Authorized Signatory

11⅞% Notes due 2008

                          [If the Note is a Restricted Note, then insert -- THE NOTES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND SUCH PURCHASER HAS BEEN INFORMED THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER (IF AVAILABLE), AND IN EACH CASE (1) THROUGH (4), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]

THESE NOTES MAY NOT BE TRANSFERRED IN AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $1,000,000.

                          [If the Note is a Regulation S Note, then insert -- THE NOTES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON, EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

                          [If the Note is a Global Note, then insert -- THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                          [If the Note is a Global Note and The Depository Trust Company is to be the Depositary therefor, then insert -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                          [All Notes at all times shall bear a legend in substantially the following form -- THIS NOTE WAS ISSUED ATTACHED TO ATTACHED WARRANTS (AS HEREIN DEFINED). THIS NOTE MAY NOT BE TRANSFERRED SEPARATELY FROM SUCH ATTACHED WARRANTS, OR OTHERWISE DETACHED THEREFROM.]

                          All Capitalized terms used herein that are defined in the Indenture referred to below or in the Amended and Restated Declaration of Trust, dated as of July 24, 2003 (as modified, amended or supplemented from time to time, the "Trust Agreement"), relating to Allegheny Capital Trust I, and among Allegheny Energy, Inc., as Sponsor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be, unless otherwise indicated.

                          1.     INTEREST.     Allegheny Energy, Inc., a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11⅞% per annum from the Date of Issue set forth on the cover hereof until maturity and shall pay any Special Interest payable pursuant to Section 3(e) of the Registration Rights Agreement and/or Section 8(c) of the Purchase Agreement, each as referred to below. The Company will pay interest and Special Interest, if any, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") (including post-petition interest and Special Interest, if any, in any proceeding under any Bankruptcy Law, whether or not allowed in such proceeding). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2003. Special Interest, if applicable, shall accrue and be computed in accordance with the provisions of Section 3(e) of the Registration Rights Agreement and Section 8(c) of the Purchase Agreement, as the case may be. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law, whether or not allowed in such proceeding) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will cease to accrue upon the tender for exercise of the Attached Warrants hereto attached, notwithstanding the imposition of any Delay Period (as defined in the Attached Warrants) relating to such exercise. The Notes are not entitled to the benefit of any mandatory sinking fund.

                          2.     METHOD OF PAYMENT.     The Company will pay interest, including Special Interest, if any, on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the 1st of March, 1st of June, 1st of September and 1st of December next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and premium or Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest on and premium and Special Interest, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [THE FOLLOWING SHALL BE INCLUDED IN THE INITIAL NOTES ONLY.] [; provided that on one occasion payment in respect of interest and Special Interest, if any, on the Notes having accrued in respect of any one quarterly interest payment period may, at the election of the Company, be made by issuance of PIK Notes (such PIK Notes valued at 100% of the stated principal amount thereof) together with Attached Warrants bearing a Warrant Number equal to one multiplied by a fraction, the numerator of which is 100% of the stated principal amount of such PIK Note and the denominator of which is $1,000, each to the Person in whose name the Notes are registered at the close of business on the relevant Interest Record Date].

                          3.     ATTACHED WARRANTS.     This Note has been issued with Attached Warrants bearing a Warrant Number of one per $1,000 principal amount of this Note. This Note may not be transferred separately from such Attached Warrants or otherwise detached therefrom, and any such purported transfer or detachment will be void ab initio. Upon tender of the Attached Warrants for exercise, this Note shall be simultaneously tendered therewith in consideration of the exercise consideration therefor. Upon tender in connection with the exercise of the Attached Warrants, this Note will be irrevocably cancelled by the Company (to the extent of exercise, at a rate of $1,000 of the stated principal amount hereof multiplied by a number equal to the Warrant Number exercised) in full satisfaction of the exercise price thereof; provided that the Holder shall be entitled to receive accrued and unpaid interest and Special Interest, if any, to the date of tender payable on the date of tender, or, if the date of tender is not a scheduled interest payment date, on the next succeeding scheduled interest payment date, at the option of the Company. THE ATTACHED WARRANTS SHALL BE EXERCISED, AND THIS NOTE SHALL BE TENDERED IN FULL IN SATISFACTION OF THE EXERCISE PRICE, AND THE PRINCIPAL AMOUNT HEREOF SHALL BE SATISFIED IN FULL, IN THE EVENT OF THE OCCURRENCE OF THE MANDATORY EXERCISE EVENT (AS DEFINED IN THE ATTACHED WARRANTS) ON THE MANDATORY EXERCISE DATE WITHOUT NOTICE TO OR THE CONSENT OF THE HOLDER OR ACTION BY OR CONSENT OF ANY OTHER PERSON, PROVIDED THAT THE HOLDER SHALL BE ENTITLED TO RECEIVE ACCRUED AND UNPAID INTEREST AND SPECIAL INTEREST, IF ANY, TO THE MANDATORY EXERCISE DATE.

                          4.     PAYING AGENT AND REGISTRAR.     Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                          5.     INDENTURE.     The Company issued the Notes under an Indenture dated as of July 24, 2003 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Company shall be entitled, subject to its compliance with Section 4.04 of the Indenture, to issue additional Notes pursuant to Section 2.14 of the Indenture.

6. OPTIONAL REDEMPTION.

                          (a)     Except as provided in subparagraph (b) of this Paragraph 0, the Company shall not have the option to redeem the Notes (including any PIK Notes and Additional Notes) prior to June 15, 2006. On or after June 15, 2006, the Company shall have the option to redeem all or a portion of the Notes (including any PIK Notes and Additional Notes), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2006	105.9375%
2007	102.96875%

                          (b)     If at any time prior to June 15, 2006 the aggregate principal amount of the Notes (including any PIK Notes and Additional Notes) outstanding is less than $25,000,000, all but not less than all, of the Notes may be redeemed at the option of the Company at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest thereon, if any, to the Redemption Date.

7. MANDATORY REDEMPTION. Except as set forth in Paragraph 0 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                          8.     REPURCHASE AT OPTION OF HOLDER. (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus the Change of Control Premium as of, and accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                          (b)     If the Company or a Restricted Subsidiary consummates any Asset Sales resulting in Excess Proceeds, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Sections 3.09 and 4.06(c) of the Indenture to purchase the maximum principal amount of Notes (including any PIK Notes and Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 105.9375% of the principal amount thereof plus accrued and unpaid interest, and Special Interest, if any, thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any PIK Notes and Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for general corporate purposes not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                          9.     NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed, at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company defaults in paying the redemption price. The Holders of the Notes shall have the right to exercise the Attached Warrants, in accordance with the terms thereof, at any time prior to the end of regular business hours on the Business Day immediately prior to the redemption date.

                          10.     DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons, and in denominations (other than in the case of PIK Notes) of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture in connection with a transfer hereof. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date. Prior to the registration of the Notes under the Securities Act, a Holder may not transfer Notes except in an aggregate principal amount equal to or greater than $1,000,000: (i) to QIBs in transactions exempt from registration under the Securities Act pursuant to Rule 144A; (ii) in "offshore transactions" in compliance with Rule 904 of Regulation S; (iii) in transactions exempt from registration under the Securities Act under Rule 144 or (iv) to Institutional Accredited Investors in transactions exempt from registration under the Securities Act, provided that, in the case of transfers pursuant to this clause (iv), the Company shall have received prior to any such transfer an opinion of counsel in form and substance reasonably satisfactory to the Company regarding such exemption and the Security Registrar shall have received the Certificate from Acquiring Institutional Accredited Investor, substantially in the form attached as Exhibit D to the Indenture.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                          12.     AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including PIK Notes and Additional Notes, if any), voting as a single class or a Majority in Liquidation Amount of the Preferred Securities, and, subject to Sections 6.04 and 6.07 of the Indenture, any existing default or compliance with any provision of the Indenture or the Notes (other than a default in the payment of the principal of, premium or Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including PIK Notes and Additional Notes, if any), voting as a single class or a Majority in Liquidation Amount of the Preferred Securities. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency or to make a modification of a formal or technical nature or to correct a manifest error, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, or to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof.

                          13.     DEFAULTS AND REMEDIES. As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Notes occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, voting as a single class, may declare all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, if, upon an Event of Default, the Trustee or such Holders fail to declare all the Notes to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities then outstanding shall have the right to make such declaration by a notice in writing to the Company and the Trustee; and upon any such declaration, the principal amount of, premium and Special Interest, if any, and the accrued interest on all the Notes shall become immediately due and payable; provided that the payment of principal of, premium and Special Interest, if any, and interest on such Notes shall remain subordinated to the extent provided in Article 10 of the Indenture.

                          14.     TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                          15.     NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                          17.     ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                          18.     ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in (i) the Registration Rights Agreement dated as of July 24, 2003, by and among the Company, the Trust and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto relating to rights given by the Company to the purchasers of Additional Notes (collectively, the "Registration Rights Agreement") and (ii) the Purchase Agreement dated as of July 24, 2003, between the Company and the other parties thereto relating to the purchase of the Notes (the "Purchase Agreement").

                          19.     CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                          20.     SUBORDINATION. The Notes are subordinated in right of payment to Credit Facility Debt, whether outstanding on the date hereof or hereafter incurred, as provided in Article 10 of the Indenture. The provisions of Article 10 of the Indenture are intended to be for the benefit of, and shall be enforceable directly by, the holders from time to time of Credit Facility Debt. The Holder of this Note, by its acceptance hereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Article 10 of the Indenture, and appoints the Trustee as its attorney-in-fact for such purpose.

                          21.     TAX TREATMENT. The Company and the Holder, by its acceptance hereof, together with this Note's Attached Warrants attached hereto, agree to treat this Note together with this Note's Attached Warrants as a single convertible debt instrument of the Company for U.S. Federal income tax purposes, to the extent permitted under the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Purchase Agreement. Requests may be made to:
Allegheny Energy, Inc. 10435 Downsville Pike, Hagerstown, Maryland 21740 Attention: Chief Financial Officer

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:  ________________________________________
                                                                                   (Insert assignee's legal name)
___________________________________________________________________________________
                                 (Insert assignee's Social Security or Tax Identification Number)
___________________________________________________________________________________
___________________________________________________________________________________
___________________________________________________________________________________
___________________________________________________________________________________
                                               (Print or type assignee's name, address and zip code)

                           and irrevocably appoint ________________________________________
                           to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________

                                                                  Your Signature: ___________________________
                                                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ___________________________

________________________
*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

                    If you want to elect to have this Note purchased by the Company pursuant to
Section 4.06 or 4.10 of the Indenture check the appropriate box below.

                    [  ] Section 4.06                              [  ]  Section 4.10

                   If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 or Section 4.10 of the Indenture, state the principal amount you elect to have purchased:

                                                $_______________________

Date:  ________________

                                                                         Your Signature: ___________________________
                                                         (Sign exactly as your name appears on the face of this Note)
                                                              Tax Identification No.: ___________________________

Signature Guarantee*:  ___________________________

__________________________
*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                   The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

EXHIBIT B
form of REGULATION S CERTIFICATE
(For transfers pursuant to Section 2.06(b)(ii)(A) of the Indenture)
Wilmington Trust Company, as Security Registrar
Re: 11⅞% Notes due 2008 of Allegheny Energy, Inc. (the "Notes")

                   Reference is made to the Indenture, dated as of July 24, 2003 (the "Indenture"), between Allegheny Energy, Inc. (the "Company") and Wilmington Trust Company, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

                   This certificate relates to U.S. $____________ principal amount of Notes, together with such Notes' Attached Warrants, which Notes are evidenced by the following certificate(s) (the "Specified Notes"):

CUSIP No(s).
CERTIFICATE No(s).

                   The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                   The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

(1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:
(A) the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;
(B) the offer of the Specified Notes was not made to a person in the United States;
(C) either:

                                       (i)     at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                                       (ii)     the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

                             (E)     if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied; and

(F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                   (2)     Rule 144 Transfers. If the transfer is being effected pursuant to Rule144, the transfer is occurring after July 24, 2004 and is being effected in accordance with the applicable current public information, amount, manner of sale and notice requirements of Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

                                                            _________________________________________
                                                           (Print the name of the Undersigned, as such term is
                                                           defined in the second paragraph of this certificate.)

                                                           By:
                                                           Name:
                                                           Title:

                                                           (If the Undersigned is a corporation, partnership or
                                                           fiduciary, the title of the person signing on behalf
                                                           of the Undersigned must be stated.)

EXHIBIT C
RESTRICTED NOTES CERTIFICATE
(For transfers pursuant to Section 2.06(ii)(B) of the Indenture)
Wilmington Trust Company, as Security Registrar
Re: 11⅞% Notes due 2008 of Allegheny Energy, Inc. (the "Notes")

                   Reference is made to the Indenture, dated as of July 24, 2003 (the "Indenture"), between Allegheny Energy, Inc. (the "Company") and Wilmington Trust Company, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

                   This certificate relates to U.S. $_____________ principal amount of Notes, together with such Notes' Attached Warrants, which Notes are evidenced by the following certificate(s) (the "Specified Notes"):

CUSIP No(s).
CERTIFICATE No(s).

                   The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                   The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

(1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                             (A)     the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

                   (2)     Rule 144 Transfers. If the transfer is being effected pursuant to Rule144, the transfer is occurring after July 24, 2004 and is being effected in accordance with the applicable current public information, amount, manner of sale and notice requirements of Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

                                                           (Print the name of the Undersigned, as such term is
                                                           defined in the second paragraph of this certificate.)

                                                           By:
                                                           Name:
                                                           Title:

                                                           (If the Undersigned is a corporation, partnership or
                                                           fiduciary, the title of the person signing on behalf
                                                           of the Undersigned must be stated.)

EXHIBIT D
FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Wilmington Trust company, as Security Registrar
Re: 11⅞%Notes due 2008 of Allegheny Energy, Inc. (the "Notes")

                   Reference is made to the Indenture, dated as of July 24, 2003 (the "Indenture"), between Allegheny Energy, Inc. (the "Company") and Wilmington Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:
(a) [ ] a beneficial interest in a Global Note, or
(b) [ ] a Definitive Note,
in each case together with such Note's Attached Warrants (or beneficial interest therein), we confirm that:

                   1.     We understand that any subsequent transfer of the Notes or any interest therein, is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                   2.     We understand that the offer and sale of the Note (and of the Notes' Attached Warrants) have not been registered under the Securities Act, and that the Notes, together with such Notes' Attached Warrants, and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                   3.     We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes (and such Notes' Attached Warrants) purchased by us will bear a legend to the foregoing effect.

                   4.     We are an institution that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, together with such Notes' Attached Warrants, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                   5.     We are acquiring the Notes, together with such Notes' Attached Warrants, or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                   You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

______________________________ [Insert Name of Transferor] By: ___________________________ Name: Title Date: ____________________________
EXHIBIT E
form of warrant

THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND CONSTITUTE "RESTRICTED SECURITIES", AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR IN VIOLATION OF ANY SUCH STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASEABLE HEREUNDER ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE COMPANY.

THIS WARRANT HAS BEEN ISSUED IN CONNECTION WITH THE ISSUANCE OF 11⅞% NOTES DUE 2008 OF ALLEGHENY ENERGY, INC., HAS BEEN ATTACHED TO SUCH NOTES, AND MAY NOT BE SEPARATELY TRANSFERRED OR OTHERWISE DETACHED THEREFROM.

PRIOR TO THE REGISTRATION HEREOF UNDER THE SECURITIES ACT, THIS WARRANT MAY NOT BE TRANSFERRED IN RESPECT OF A WARRANT NUMBER OF LESS THAN 1,000.

No. W-1	Dated: July 24, 2003.
CUSIP 017361114
ISIN US0173611148
WARRANT CERTIFICATE
WARRANT NUMBER 300,010
To Purchase Shares of Common Stock

                   THIS IS TO CERTIFY THAT, for value received, WILMINGTON TRUST COMPANY, IN ITS CAPACITY AS INSTITUTIONAL TRUSTEE UNDER THE DECLARATION OF TRUST (AS HEREIN DEFINED), or registered assigns (the "Holder") is entitled to purchase from Allegheny Energy, Inc., a Maryland corporation (the "Company"), at the place where a Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), the number (the "Warrant Share Number") of shares of Common Stock, par value $1.25 per share (the "Common Stock"), of the Company equal to the product of (x) the Warrant Number shown above times (y) the Share Number (as hereinafter defined), subject to adjustment as provided in Article IV and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other rights, powers and privileges hereinafter described. This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant.

Certain terms used in this Warrant are defined in Article V.
ARTICLE I EXERCISE OF WARRANTS

                   1.1     Method of Exercise.  (a)  This Warrant may be exercised in whole, or in part (subject to the last two sentences of this paragraph), at the option of the Holder at any time and from time to time after the Initial Warrant Issuance Date until the Expiration Date. This Warrant shall be automatically exercised in full on the Mandatory Exercise Date, without further action or consent of or notice to any Person and shall be deemed to be tendered for exercise on such date in connection therewith so long as no Insolvency Event shall have occurred prior to such date. The Holder may not exercise this Warrant in respect of a Warrant Number of less than 1,000, unless such exercise would constitute the exercise of all of such Holder's Warrants. For purposes of the preceding sentence, if the Holder hereof is the Institutional Trustee, the Holders hereof shall be deemed to be the holders of the Preferred Securities to the extent of their respective indirect beneficial interests herein. The Holder may not elect to exercise this Warrant if such Holder has elected to require the Company to repurchase the Notes to which this Warrant is attached pursuant to Section 3.09(f) or Section 4.10(a) of the Indenture and such Holder has not duly withdrawn such election pursuant to Section 3.09(g) or Section 4.10 of the Indenture, unless the Company shall have failed to repurchase such Notes as provided in such Section 3.09 or Section 4.10.

                   (b)     To exercise this Warrant, the Holder shall deliver to the Company, at the Warrant Agency on any Business Day, during regular business hours, (i) this Warrant, (ii) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (iii) payment (in the manner described in paragraph (d) below) of the Exercise Price.

                   (c)     Notwithstanding paragraph (a) above, in the event that the Holder would, immediately upon exercise of all or any portion of this Warrant, Beneficially Own shares of Common Stock (aggregating all of such Holder's and its Affiliates' Beneficial Ownership of Common Stock for such purpose) in excess of the Ownership Limit (the number of shares which would have been issued upon exercise without operation of this paragraph (c) in excess of the Ownership Limit, the "Excess Share Number"), the Company shall retain this Warrant (or such portion), together with the full tendered Exercise Price hereof (or of such portion) and this Warrant shall have been deemed to have been exercised in full (or to the extent of such portion), and the principal amount of the Notes hereto attached equal to the Exercise Price hereof (or of such portion), shall be deemed to be fully satisfied, but the number of shares of Common Stock initially issuable upon exercise of this Warrant shall be equal to the Warrant Share Number in respect of such exercise less the Excess Share Number. Further Common Stock issuance in respect of the exercise of this Warrant will be suspended for 30 days following the date of such initial Common Stock issuance, and this Warrant shall be deemed to be tendered again by the Holder without any further action thereby on the first Business Day to occur after such 30-day period has elapsed and the Company shall issue at such time in respect of the exercise hereof a number of shares of Common Stock equal to the Excess Share Number; provided that if the Excess Share Number (together with all of the Holder's and its Affiliates' Beneficial Ownership of Common Stock) exceeds the Ownership Limit (such number of excess shares, the "Remaining Excess Share Number"), Common Stock shall not be issued in respect of the exercise hereof at such time to the extent of the Remaining Excess Share Number, but this Warrant shall be deemed to be tendered again by the Holder without any further action thereby for exercise to the extent of the Remaining Excess Share Number on such Business Day or Business Days occurring at the conclusion of such number of subsequent 30-day periods as it shall be necessary to impose so that Common Stock is issued in respect of the exercise of this Warrant to the extent of the Remaining Excess Share Number in portions not to exceed (together with all of the Holder's and its Affiliates' Beneficial Ownership of Common Stock) the Ownership Limit after elapsed 30-day periods. The cumulative period during which the issuance of Common Stock issuable upon exercise of this Warrant without regard to the Ownership Limit is delayed by operation of this paragraph (c) is hereinafter referred to as the "Delay Period." For so long as the Holder of this Warrant is the Institutional Trustee, the Holders of this Warrant, for purposes of this paragraph (c) shall be deemed to be the holders of the Preferred Securities to the extent of their respective indirect beneficial interests herein. This paragraph (c) will cease to be effective at such time, if any, at which the Public Utility Holding Company Act of 1935, as amended, insofar as such Act restricts beneficial ownership of the Company or any of its subsidiaries, is no longer in effect, or no longer applicable to the equityholders of the Company, and applicable ownership restrictions with respect to the Company's equity are not imposed by operation of a successor federal statute or state statute.

                   (d)     Payment of the Exercise Price shall be made only through tender of the Notes to which this Warrant is attached. For purposes of the payment of the Exercise Price, the value of the Notes tendered shall be deemed to be equal to the stated principal amount thereof.

                   (e)     Subject to paragraph (c) above, the Company shall, as promptly as practicable and in any event within five Business Days after the exercise of all or any part of this Warrant, execute and deliver or cause to be executed and delivered, in accordance with the Subscription Notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, shall be in the amount of the number of shares of Common Stock for which the Warrant is being exercised, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice, subject to Section 2.3(b). Such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned notice is received by the Company; provided that with respect to certificates distributed on a deferred basis by operation of paragraph (c) above, certificates will not be deemed issued, and neither the Holder nor any other Person shall be deemed to be a holder thereof, prior to actual issuance.

                   (f)     If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the share certificate or certificates upon such partial exercise, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall cooperate and coordinate with the trustee under the Indenture to facilitate the administration of the delivery of such new Warrant, which shall be attached to Notes with an aggregate principal amount equal to the product of the Warrant Number of such new Warrant times $1,000. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes or other charges payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment, and the Company shall not be required to issue any share certificates or new Warrants, or pay any cash, until all such taxes and charges have been paid or it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

                   (g)     The right of the Company to redeem the Notes to which this Warrant is attached under certain circumstances as provided in the Indenture shall not prevent the Holder hereof from exercising this Warrant at any time prior to the end of regular business hours on the Business Day immediately prior to the redemption date established in connection with any such redemption.

                   (h)     The Holder acknowledges and agrees that interest, including Special Interest (as defined in the Indenture), if any, on the principal amount of the Note attached hereto will cease to accrue, and the principal amount of such Note (to the extent of the Exercise Price with respect to such exercise or deemed exercise) will be deemed to be fully satisfied upon the exercise or deemed exercise of this Warrant, and notwithstanding the imposition of any Delay Period.

                   1.2     Expiration. This Warrant shall expire, if not sooner exercised or voided, on the Expiration Date; provided, however, that this Warrant shall not expire with respect to any Holder (within the meaning of Section 1.1(c) hereof) during the pendency of any Delay Period with respect to such Holder's exercise of this Warrant. Notwithstanding the proviso of the foregoing sentence, and notwithstanding any other provision of this Warrant Certificate, any obligation of the Holder to purchase or accept Common Stock hereunder upon the occurrence of a Mandatory Exercise Event shall terminate upon the occurrence of an Insolvency Event, and the Holders shall not be bound to purchase or accept any Common Stock after the occurrence of an Insolvency Event in the absence of a voluntary exercise of this Warrant.

                   1.3     Shares to Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be newly issued and validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

                   1.4     No Fractional Shares to be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section 1.4, be issuable upon any exercise of this Warrant, and if the Company shall have elected not to issue such fraction of a share, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to such fraction multiplied by the Fair Market Value per share of outstanding Common Stock of the Company on the Business Day immediately prior to the date of such exercise computed to the nearest cent.

                   1.5     Share Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, CONSTITUTE "RESTRICTED SECURITIES", AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR ANY EXEMPTION FROM REGISTRATION THEREUNDER OR IN VIOLATION OF ANY SUCH STATE SECURITIES LAWS. THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE COMPANY."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon registration pursuant to an effective registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel reasonably satisfactory to the Company, the securities represented thereby are no longer subject to restrictions on resale under the Securities Act.

                   1.6     Reservation; Authorization. The Company has reserved and will keep available for issuance upon exercise of the Warrants the total number of shares of Common Stock deliverable upon exercise of all Warrants from time to time outstanding. The issuance of such shares has been duly and validly authorized and, when issued and sold in accordance with the Warrants, such shares will be duly and validly issued, fully paid and nonassessable.

article ii WARRANT AGENCY; TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

                   2.1     Warrant Agency. If the Requisite Holders shall (a) determine that there is Cause for appointment of an independent warrant agency and (b) request appointment of such warrant agency with respect to the Warrants, the Company shall promptly appoint and thereafter maintain, at its own expense, an agency, which agency may be the Company's then existing transfer agent (the "Warrant Agency"), for certain purposes specified herein, and shall give prompt notice of such appointment (and appointment of any successor Warrant Agency) to all Holders of Warrants. Until an independent Warrant Agency is so appointed, the Company shall perform the obligations of the Warrant Agency provided herein at its address at Allegheny Energy, Inc., 10435 Downsville Pike, Hagerstown, Maryland 21740-1766, or such other address as the Company shall specify by notice to all Warrantholders. Any Warrant Agency, and prior to the appointment of any Warrant Agency, the Company, shall cooperate with the trustee under the Indenture to coordinate and facilitate transfers and exchanges of Warrants, including in connection with redemptions and repurchases of Notes.

                   2.2     Ownership of Warrant. Subject to Sections 1.1(a), 1.1(c), 1.2 and 2.3(b) hereof, the Company and Warrant Agency may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Warrant Agency) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

                   2.3     Transfer of Warrant.  (a)  The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant, substantially in the form attached hereto, duly executed by the Holder or his duly authorized agent or attorney, with signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes and other charges payable upon such transfer; provided that no such signature guarantee shall be necessary if the Holder is the Institutional Trustee. Upon surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Prior to such time as the Warrants have been registered pursuant to an effective registration statement under the Securities Act, the Warrant Agency shall not be required to register any transfers if the Holder fails to furnish to the Company, after a request therefor, an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from the registration requirements of the Securities Act.

                   (b)     This Warrant has been issued in connection with the issuance of the Notes and is attached to Notes in an aggregate principal amount equal to the product of (i) $1,000 times (ii) the Warrant Number shown on the first page hereof. This Warrant may not be transferred separately from the Notes to which it was attached at the time of issuance, or otherwise detached from such Notes, and any such transfer or other purported detachment of this Warrant from such Notes, including, without limitation, by means of sale, transfer or assignment separate from such Notes, shall be void ab initio and shall not be recognized by any Person for any purpose. Prior to the registration of this Warrant under the Securities Act, the Holder may not sell, transfer, pledge, assign or otherwise alienate this Warrant or any interest herein other than transfers in respect of a Warrant Number equal to or greater than 1,000 (i) to a QIB in a transaction exempt from registration under the Securities Act pursuant to Rule 144A; (ii) in an "offshore transaction" in compliance with Rule 904 of Regulation S; (iii) in a transaction exempt from registration under the Securities Act under Rule 144 or (iv) to an Institutional Accredited Investor in a transaction exempt from registration under the Securities Act, provided that, in the case of a transfer pursuant to this clause (iv), the Company shall have received prior to any such transfer an opinion of counsel in form and substance reasonably satisfactory to the Company regarding such exemption. If the Holder of this Warrant is the Institutional Trustee, then, for purposes of the preceding sentence, the Holders of this Warrant shall be deemed to be the Holders of the Preferred Securities to the extent of their respective indirect beneficial interests herein.

                   2.4     Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants in connection, and simultaneously, with division or combination of the Notes attached hereto and thereto, upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall use commercially reasonable efforts to cooperate and coordinate with the trustee under the Indenture to facilitate divisions and combinations of Warrants.

                   2.5     Loss, Theft, Destruction or Mutilation of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (the original Warrantholder's or any institutional Holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate Warrant Share Number as provided for in such lost, stolen, destroyed or mutilated Warrant. The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrants.

                   2.6     Expenses of Delivery of Warrants. No service charge will be made for any registration of transfer or exchange upon surrender of this Warrant certificate, but the Company may require payment by the Holder of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.

article iii MANDATORY TENDER AND CANCELLATION

                   3.1     Mandatory Tender and Cancellation. (a) In the event that the Company repurchases or redeems Notes pursuant to Section 3.07, 3.09 or 4.10 of the Indenture, or otherwise, constituting less than 100% of the aggregate principal amount of the Notes attached to this Warrant, without prejudice to any deemed tender of this Warrant pursuant to Section 1.1(a), the Holder shall tender to the Company this Warrant at the time of such redemption or repurchase, and the Company shall issue to the Holder in exchange therefor a warrant in all respects identical to this Warrant, except that the Warrant Number with respect to such replacement Warrant will be equal to the product of (i) the Warrant Number of this Warrant at the time of tender times (ii) a fraction, the numerator of which is the aggregate principal amount of Notes attached hereto immediately after the consummation of the repurchase or redemption, and the denominator of which is the aggregate principal amount of Notes attached hereto immediately prior to such repurchase or redemption.

                   (b)     In the event that the Company repurchases or redeems 100% of the aggregate principal amount of the Notes to which this Warrant is attached, the Holder shall tender this Warrant to the Company for cancellation at the time the Notes are tendered to the Company for repurchase or redemption, unless this Warrant shall have been exercised on or prior to the end of regular business hours on the Business Day immediately prior to such time.

(c) Warrants required or deemed to be tendered to the Company for exchange or cancellation pursuant to this Section 3.1 will be immediately and irrevocably canceled without exercise.
article iv ANTIDILUTION PROVISIONS

                   4.1     Adjustments Generally. The Exercise Price, the Mandatory Exercise Price and the Share Number shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.

                   4.2     Common Stock Reorganization. If the Company shall after the Initial Warrant Issuance Date subdivide its outstanding shares of Common Stock into a greater number of shares, consolidate its outstanding shares of Common Stock into a smaller number of shares or declare a dividend on the Common Stock payable in shares of Common Stock (any such event being called a "Common Stock Reorganization"), then,

                   (a)     the Exercise Price and the Mandatory Exercise Price shall each be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to prices determined by multiplying each of the Exercise Price and the Mandatory Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date immediately before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Reorganization, and

                   (b)     the Share Number shall be adjusted, effective at such time, to a number determined by multiplying the Share Number immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

                   4.3     Common Stock Distribution. (a) If the Company shall after the Initial Warrant Issuance Date, issue, sell or otherwise distribute any shares of Common Stock (any such event, including any event described in paragraphs (b) or (c) below, being herein called a "Common Stock Distribution"), if such Common Stock Distribution shall be for a consideration per share less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such Common Stock Distribution, then,

                                  (i)     effective upon such Common Stock Distribution, the Share Number shall be adjusted by multiplying the Share Number by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on a fully-diluted basis (calculated on the treasury method) immediately prior to such Common Stock Distribution plus the number of shares of Common Stock issued (or deemed to be issued pursuant to paragraphs (b) or (c) below) in such Common Stock Distribution and the denominator of which shall be an amount equal to the sum of (x) the number of shares of Common Stock outstanding on a fully-diluted basis (calculated on the treasury method), but excluding Options and Convertible Securities deemed to be issued under paragraph (b) below, immediately prior to such Common Stock Distribution, plus (y) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company (determined as provided below) for such Common Stock Distribution would buy, at the Fair Market Value thereof, as of the date immediately prior to such Common Stock Distribution, and

                                  (ii)     in the event of any such adjustment, the Exercise Price and the Mandatory Exercise Price shall each be adjusted by dividing each of the Exercise Price and the Mandatory Exercise Price immediately prior to such Common Stock Distribution by the fraction used for purposes of the aforementioned adjustment.

                   (b)     If the Company shall after the Initial Warrant Issuance Date, issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights ("Subscription Rights") to subscribe for or to purchase (i) Common Stock, (ii) any warrants or options for the purchase of Common Stock or Convertible Securities (such warrants or options being herein called "Options") or (iii) any securities convertible into or exchangeable for Common Stock (such convertible or exchangeable securities being herein called "Convertible Securities"), whether or not any such Options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Subscription Rights or Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Subscription Rights, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Subscription Rights, plus, in the case of Subscription Rights for Options, the minimum amount of additional consideration payable to the Company upon the exercise of all such Options, and plus, in the case of Subscription Rights for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities by (ii) the total number of shares of Common Stock issuable upon the exercise of such Subscription Rights or Options or upon the conversion or exchange of all such Convertible Securities, in each case, for such aggregate consideration) shall be less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such issue, sale, distribution or grant, then for purposes of paragraph (a) above, the total number of shares of Common Stock issuable upon the exercise of such Subscription Rights or Options or upon conversion or exchange of the total amount of such Convertible Securities shall be deemed to have been issued as of the date of granting of such Subscription Rights and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Share Number, the Exercise Price or the Mandatory Exercise Price shall be made upon the actual exercise of such Subscription Rights or Options or upon conversion or exchange of such Convertible Securities.

                   (c)     If the Company shall after the Initial Warrant Issuance Date issue, sell or otherwise distribute (whether directly or by assumption in a merger or otherwise) any Options or Convertible Securities, other than Options or Convertible Securities covered in paragraph (b) above, whether or not the rights to exercise, convert or exchange thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of the Options or Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Options or Convertible Securities, in each case, for such aggregate consideration) shall be less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such issue, sale or distribution, then, for purposes of paragraph (a) above, the total number of shares of Common Stock issuable upon exercise, conversion or exchange of all such Options or Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution of such Options or Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Share Number, the Exercise Price or the Mandatory Exercise Price shall be made upon the actual exercise, conversion or exchange of such Options or Convertible Securities.

                   (d)     If the purchase price provided for in any Option referred to in paragraph (b) or (c) above, the additional consideration, if any, payable upon the exercise, conversion or exchange of any Options or Convertible Securities referred to in paragraph (b) or (c) above, or the rate at which any Options or Convertible Securities referred to in paragraph (b) or (c) above are exercisable for or convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against, and having the effect of protecting against, dilution upon an event which results in a related adjustment pursuant to this Article IV), the Share Number, the Exercise Price and the Mandatory Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Share Number, the Exercise Price and the Mandatory Exercise Price which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be; provided, however, that such readjustment shall give effect to such change only with respect to such Options and Convertible Securities as then remain outstanding.

                   (e)     After any adjustment of the Share Number, the Exercise Price or the Mandatory Exercise Price pursuant to this Article IV on the basis of the issuance of any Options or Convertible Securities or after any new adjustments of the Share Number, the Exercise Price or the Mandatory Exercise Price pursuant to this paragraph, if the right of conversion, exercise or exchange in such Options or Convertible Securities shall expire or terminate, and the right of conversion, exercise or exchange in respect of a portion of such Options or Convertible Securities shall not have been exercised, such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such Options or Convertible Securities on the basis of treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange as having been issued on the date or dates of such conversion, exercise or exchange and for the consideration actually received and receivable therefor, and treating any such Options or Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of any such issuance for the consideration per share for which shares of Common Stock are issuable under such Options or Convertible Securities; and, if and to the extent called for by the foregoing provisions of this Section 4.3 on the basis aforesaid, a new adjustment of the Share Number, the Exercise Price and the Mandatory Exercise Price shall be made, which new adjustment shall supersede (effective only with respect to any exercise of this Warrant after such readjustment) the previous adjustment so rescinded and annulled.

                   (f)     If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor before deduction of any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, before deduction of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for consideration determined in good faith by the Board of Directors.

                   (g)     Notwithstanding this Section 4.3, no adjustment shall be made to the Share Number, Exercise Price or Mandatory Exercise Price due to (i) Excluded Transactions, (ii) issuances, sales or distributions of shares of Common Stock (including by operation of paragraphs (b) and (c) above), other than in Excluded Transactions, in respect of a cumulative aggregate number of shares of Common Stock that is less than 6,750,000 (such number to be subject to adjustments equivalent to adjustments to the Share Number effected pursuant to Section 4.2), (iii) the issuance by the Company of additional Warrants attached to PIK Notes or (iv) the issuance of Capital Securities or Common Securities in connection with the issuance by the Company of any PIK Notes.

                   4.4     Reorganization of Company.  (a) If, prior to the Expiration Date, the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or transfers (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another person or group of affiliated persons (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, or other assets of the Company or any other person) or is a party to a merger or binding share exchange which reclassifies or changes the outstanding Common Stock (any such transaction a "Company Reorganization"), the person obligated in such Company Reorganization to deliver securities, cash or other assets to the shareholders of the Company shall join in a supplement to this Warrant.

                   (b)     The supplement to this Warrant shall provide that the Holder may exercise it for the kind and amount of securities, cash or other assets which such Holder would have received immediately after such Company Reorganization if such Holder had exercised this Warrant in full immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplement to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article IV.

                   4.5     Dividends; Share Purchases at Premium. If the Company shall after the Initial Warrant Issuance Date issue or distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any property, assets or cash, including by way of spin-off, reclassification, recapitalization, or similar corporate arrangement or otherwise, and excluding (i) any issuance or distribution that constitutes a Common Stock Reorganization or Common Stock Distribution and (ii) quarterly dividends in an amount representing a per annum yield (imputed on the basis of Fair Market Value of the Common Stock from time to time) of not more than 4.5% (any such nonexcluded event being herein called a "Dividend") then at the Company's option either,

                   (a)  (i)  the Share Number shall be increased (but not decreased), effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Dividend, to a number determined by multiplying the Share Number immediately before such Dividend by a fraction, the numerator of which shall be the Fair Market Value per share of outstanding Common Stock on such record date and the denominator of which shall be the Fair Market Value per share of outstanding Common Stock of the Company on such record date less the then Fair Market Value of the evidences of indebtedness, other securities, property, assets or cash issued or distributed in such Dividend with respect to one share of Common Stock, and

                   (ii)     the Exercise Price and Mandatory Exercise Price shall each be decreased (but not increased) to prices determined by multiplying each of the Exercise Price and Mandatory Exercise Price then in effect by a fraction, the numerator of which shall be the Share Number immediately before such Dividend and the denominator of which shall be the Share Number immediately after such Dividend calculated in accordance with (i) above, or

                   (b)      in lieu of making such adjustment described in (a) above, upon exercise hereof the Holder of this Warrant will be entitled to receive the per-share amount of such Dividend that such Holder would have received with respect to the Share Number immediately before payment of such Dividend.

                   (c)     If after the Initial Warrant Issuance Date the Company repurchases shares of Common Stock for a per share consideration which exceeds 104.5% of the Fair Market Value (other than pursuant to any equity compensation plan, agreement or arrangement) (as calculated immediately prior to such repurchase), then the Share Number and the Exercise Price and Mandatory Exercise Price shall each be adjusted in accordance with the foregoing provisions, as if, in lieu of such repurchases, the Company had (a) distributed a Dividend having a Fair Market Value equal to the Fair Market Value of all property and cash actually expended in the repurchases, and (b) effected a reverse split of the Common Stock in the proportion required to reduce the number of shares of Common Stock outstanding from (i) the number of such shares outstanding immediately before such first repurchase to (ii) the number of such shares outstanding immediately following all the repurchases.

4.6 Adjustment Rules. (a) Any adjustments pursuant to this Article IV shall be made successively whenever an event referred to herein shall occur.

                   (b)     If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization or Dividend, and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Article IV in respect of such action.

                   (c)     No adjustment in the Share Number or in the Exercise Price and the Mandatory Exercise Price shall be made hereunder unless such adjustment increases or decreases the Share Number or Exercise Price by one percent or more, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall serve to adjust such amount or price by one percent or more.

(d) No adjustment shall be made pursuant to this Article IV in respect of the issuance (or deemed issuance) of shares of Common Stock in connection with the exercise of the Warrants.

                   4.7     Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof.

                   4.8     Adjustment Requested by Requisite Holders. If any event occurs as to which, in the reasonable opinion of the Requisite Holders, in good faith, the other provisions of this Article IV are not strictly applicable but the lack of any adjustment would not in the reasonable good faith opinion of such Requisite Holders fairly protect the rights of the Holders in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the rights of the Holders in accordance with the basic intent and principles of such provisions, then such Requisite Holders may engage an investment banking firm, which shall give its opinion upon the necessity and form of any required adjustment, on a basis consistent with the basic intent and principles established in the other provisions of this Article IV necessary to preserve, without dilution, the rights of the Holders. If the Company agrees with the opinion, the Company shall forthwith make the adjustment provided therein. If the Company disagrees with the opinion, and such disagreement cannot be resolved, the investment banking firm selected by the Requisite Holders and an investment banking firm selected by the Company shall jointly select another investment banking firm to resolve the disagreement and the Company shall act in accordance with the opinion of such other investment banking firm. All fees and expenses of all investment banking firms engaged pursuant to this paragraph shall be borne by such Requisite Holders. Such Requisite Holders shall post such reasonable indemnity and collateral as the Company shall reasonably request in connection with any such proceedings.

                   4.9     Notice of Adjustment. Within 30 days after the occurrence of an event requiring an adjustment or readjustment pursuant to this Article IV, the Company shall as soon as reasonably practicable, but in any event within 30 days, give notice to each Warrantholder of such event, describing such event in reasonable detail, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment reasonably promptly after such adjustment becomes determinable.

4.10 Certain Notices. In case at any time the Company shall propose to:

                   (a)     pay any dividend or make any other distribution on shares of Common Stock (other than regularly scheduled cash dividends and other than a Common Stock Reorganization) to all holders of Common Stock; or

(b) issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or
(c) effect any Company Reorganization or reclassification or change of outstanding shares of Common Stock; or
(d) effect any liquidation, dissolution or winding-up of the Company (whether voluntary or involuntary);

then, and in any one or more of such cases, the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear on the books of the Company, mailed at least thirty (30) days prior to (i) the date as of which the holders of record of shares of Common Stock are otherwise to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, or (ii) the date on which any such Company Reorganization, reclassification, change of outstanding shares of Common Stock, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of stock or other securities or property, including cash, if any, deliverable upon such Company Reorganization, reclassification, change of outstanding shares, liquidation, dissolution or winding-up; provided that if it is not reasonably practicable for the Company to provide such amount of advance notice, the Company shall provide such notice as is reasonably practicable.

article v DEFINITIONS
The following terms, as used in this Warrant, have the following respective meanings:
"Affiliate" has the meaning assigned to such term in Rule 405 under the Securities Act.

                   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns", "Beneficially Owned" and "Beneficial Ownership" have a corresponding meaning.

"Board of Directors" shall mean the board of directors of any Person or any committee thereof duly authorized to act on behalf of such board of directors.
"Business Day" means any day other than a Legal Holiday.
"Capital Securities" shall have the meaning provided in the Indenture.

                   "Cause" shall mean (a) that the Company has persistently neglected its material duties and responsibilities to Warrantholders for more than 30 days after notice of such conduct is given by the Requisite Holders to the Company and (b) the neglect described in clause (a) hereof has had or is reasonably likely to have a material adverse effect on the Warrantholders. The determination of Cause may be made only by a vote of Requisite Holders.

                   "Closing Price" with respect to any security on any day means (a) if such security is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of security is listed or admitted to trading, or (b) if such security is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day as reported by the NASDAQ National Market or any comparable automatic quotation system then in use or, if not so reported, as reported by any New York Stock Exchange member firm reasonably selected by the Company for such purpose.

"Common Securities" shall have the meaning provided in the Indenture.

                   "Common Stock" shall have the meaning set forth in the first paragraph of this Warrant subject to adjustment pursuant to Article IV and capital stock of any class or classes which such Common Stock or any such other class may be changed or reclassified.

"Common Stock Distribution" has the meaning provided in Section 4.3.
"Common Stock Reorganization" shall have the meaning set forth in Section 4.2.
"Company" shall have the meaning set forth in the first paragraph of this Warrant.
"Company Reorganization" has the meaning provided in Section 4.4.
"Convertible Securities" shall have the meaning set forth in Section 4.3.

                   "Declaration of Trust" shall mean that certain Amended and Restated Declaration of Trust of Allegheny Capital Trust I, dated as of July 24, 2003, by and among the Company, and the Regular Trustees, Delaware Trustee and Institutional Trustee, as the same may be further amended and restated from time to time in accordance with the terms thereof.

"Delay Period" has the meaning provided in Section 1.1(c).
"Dividend" shall have the meaning set forth in Section 4.5.
"Excess Share Number" has the meaning provided in Section 1.1(c).

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                   "Excluded Transaction" shall mean any issuance of Common Stock or securities exercisable or exchangeable for or convertible into Common Stock pursuant to any (i) transaction or series of related transactions pursuant to which such securities are sold at a price that is not more than 5% below the then Fair Market Value of such securities, (ii) employee, management or director compensation plan, agreement or arrangement; (iii) transaction approved by a vote of the shareholders of the Company; (iv) registered underwritten public offering; and (v) private placement transaction pursuant to which such securities are placed to 12 or more unAffiliated investors in an arms length transaction that has been negotiated in good faith.

"Exercise Price" shall mean, initially, $12 per share of Common Stock, and shall be subject to adjustment from time to time as provided in Article IV hereof.

                   "Expiration Date" shall mean the first to occur of (i) the redemption or repurchase of 100% in aggregate principal amount of the Notes; (ii) the Mandatory Exercise Date; (iii) the date of the occurrence of an Insolvency Event and (iv) June 15, 2008.

                   "Fair Market Value" means the fair market value of the business or property in question at any date, as determined in good faith by the Board of Directors of the Company taking into account the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, provided, however, that the Fair Market Value of any security for which a Closing Price is available shall be the Market Price of such security. The aggregate Fair Market Value of the Common Stock for which there is no Market Price shall be the Fair Market Value of the entire equity interest in the Company and its subsidiaries as a going concern, minus the Fair Market Value of the Company's equity securities (if any) entitled to a preference over the Common Stock in the event of a liquidation of the Company. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of the entire equity interest in the Company, the Common Stock of any class shall then be publicly traded, the Fair Market Value of the Company on such date shall be the Market Price on such date multiplied by the number of shares of Common Stock outstanding on a fully-diluted basis (calculated on the treasury method), giving effect to any consideration to be paid to the Company in connection with the exercise or conversion of any security.

"Holder" shall have the meaning set forth in the first paragraph of this Warrant.
"Indenture" shall mean that certain Indenture for the Notes dated as of July 24, 2003, between the Company and Wilmington Trust Company, as Trustee.
"Initial Warrant Issuance Date" means July 24, 2003.
"Insolvency Event" shall mean the occurrence of a Default or an Event of Default described in Sections 6.01(g) or 6.01(h) of the Indenture.
"Institutional Trustee" shall mean the Institutional Trustee from time to time under the Declaration of Trust, in its capacity as such.

                   "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

"Majority in Liquidation Amount of the Preferred Securities" shall have the meaning provided in the Declaration of Trust.
"Mandatory Exercise Date" shall mean the fifth Business Day to occur after the Mandatory Exercise Event.

                   "Mandatory Exercise Event" shall have occurred on any Trading Day after June 15, 2006 that is the 20th Trading Day within the 30 consecutive Trading Day period ending on such Trading Day on which the Closing Price of a share of Common Stock is equal to or greater than the Mandatory Exercise Price.

"Mandatory Exercise Price" shall mean, initially, $15 per share of Common Stock, and shall be subject to adjustment from time to time as provided in Article IV hereof.

                   "Market Price" with respect to any security on any day means the average of the daily Closing Prices of a share or unit of such security for the five consecutive Business Days immediately preceding the date in question; provided, however, that in the event that, in the case of Common Stock, the Market Price is determined during a period following the announcement by the Company of (a) a dividend or distribution of Common Stock, or (b) any subdivision, combination or reclassification of Common Stock and prior to the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Stock.

"NASD" means The National Association of Securities Dealers, Inc.
"Notes" shall mean the Company's 11⅞% Notes due 2008.
"Options" shall have the meaning set forth in Section 4.3(b).

                   "Ownership Limit" shall mean, as of any time of determination, a number of shares of Common Stock equal to 4.9% of the aggregate number of shares of Common Stock issued and outstanding at such time, exclusive of shares held in treasury or held by a subsidiary of the Company.

"Person" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or other legal entity.
"PIK Notes" shall have the meaning provided in the Indenture.
"Preferred Securities" shall have the meaning provided in the Declaration of Trust.
"QIB" means a "qualified institutional buyer", as defined in Rule 144A under the Securities Act.
"Remaining Excess Share Number" has the meaning provided in Section 1.1(c).

                   "Requisite Holders" shall mean (i) the Holders of Warrants to purchase a majority of the shares of Common Stock issuable upon exercise of all Warrants at the time outstanding or (ii) the Majority in Liquidation Amount of the Preferred Securities.

                   "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

"Share Number" shall mean, initially, 83.33, subject to adjustment from time to time as provided in Article IV.
"Subscription Rights" shall have the meaning provided in Section 4.3(b).
"Trading Day" shall mean any day on which purchases and sales of the Common Stock are reported on the New York Stock Exchange.
"Warrant Agency" shall have the meaning set forth in Section 2.1.

                   "Warrant Number" shall be the number on the face of this Warrant. The Warrant Number shall be subject to adjustment from time to time to reflect divisions, combinations, transfers and exercises of this Warrant.

"Warrant Share Number" shall have the meaning set forth in the first paragraph of this Warrant.
"Warrantholder" means a Holder of a Warrant.
"Warrants" shall have the meaning set forth in the first paragraph of this Warrant.
article vi MISCELLANEOUS

                   6.1     Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

(a) if to the Company, to Allegheny Energy, Inc., 10435 Downsville Pike, Hagerstown, Maryland 21740-1766, Attention: Chief Financial Officer;

                   (b)     if to the initial Holder of Warrants, to Wilmington Trust Company, as Institutional Trustee of Allegheny Capital Trust I, Rodney Square North, 1100 Market Street, Wilmington, Delaware 19890, Attention: W. Thomas Morris, II and if to any subsequent Holder of Warrants, to it at such address as may have been furnished to the Company in writing by such Holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Warrants) or to the Holders of Warrants (in the case of the Company) in accordance with the provisions of this paragraph.

                   6.2     Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived by the Company; provided, however, that no such amendment, modification or waiver shall, (a) without the written consent of the Holder, change the Share Number, the Exercise Price, the Mandatory Exercise Price or provisions for payment thereof or amend, modify or waive the provisions of this Section 6.2 or (b) without the consent of the Holder, adversely affect the interests of the Holder. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to all Warrantholders and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

6.3 Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

                   6.4     Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                   6.5     Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                   6.6      Section Headings. The sections headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

6.7 No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

                   6.8     Tax Treatment. The Company and the Holder, by its acceptance hereof, together with the Notes attached hereto, each agree to treat this Warrant together with the Notes attached hereto as a single convertible debt instrument of the Company for U.S. Federal income tax purposes, to the extent permitted under the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder.

IN WITNESS WHEREOF, Allegheny Energy, Inc. has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized.
ALLEGHENY ENERGY, INC. By: Name: Title:
SUBSCRIPTION NOTICE
(To be executed upon exercise of Warrant)
TO ALLEGHENY ENERGY, INC.:

                   The undersigned hereby irrevocably elects to exercise the right to purchase represented by the attached Warrant for, and to purchase thereunder, _________________ shares of Common Stock, as provided for therein, and tenders herewith payment of the exercise price in full in accordance with the terms of the attached Warrant.

Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:
Tax Identification or Social Security Number: ____________

                   If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated: [            ]

                                                           ______________________________
                                                           Note:  The above signature should correspond
                                                           exactly with the name on the face of the
                                                           attached Warrant or with the name of the
                                                           assignee appearing in the assignment form
                                                           below.

                                                           ______________________________
                                                           (Street Address)

                                                           ______________________________
                                                           (City)     (State)     (Zip Code)

                                                           Signature Guarantee by:

                                                           ______________________________

ASSIGNMENT
(To be executed upon assignment of Warrant)

                   For value received, ______________________________ hereby sells, assigns and transfers unto __________________ the attached Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney to transfer said Warrant on the books of ____________________, with full power of substitution in the premises.

                                                           ______________________________
                                                           Note:  The above signature should correspond
                                                                      exactly with the name on the face of the
                                                                      attached Warrant.